UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
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TESSCO Technologies Incorporated

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Dear Fellow Shareholders,
We are pleased to invite you to attend the TESSCO Technologies Incorporated 2021 Annual Meeting of Shareholders scheduled to be held on Wednesday, July 28, 2021 at 4:00 p.m. Eastern Time. We will conduct the Annual Meeting exclusively online via live audio webcast, so that our shareholders can participate from any geographic location. We believe this enhances accessibility to our Annual Meeting and improves shareholder communication. In light of the continuing public health and safety issues surrounding the coronavirus (“COVID-19”) pandemic you will not be able to attend the Annual Meeting in person. Instead, shareholders of record will be able to attend the Annual Meeting remotely by registering at www.proxydocs.com/TESS . Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions. As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability. Beneficial owners (i.e. holders in “street name”) should obtain instructions from their bank, broker or other holder of record with regard to how they may attend, participate, and vote at the Annual Meeting.
We would like to highlight a few areas that our Board considers to be of particular significance regarding our recent performance.
2021 Financial and Operating Performance

During fiscal year 2021, we divested our lower performing and less strategic Retail business and are now fully focused on our Commercial business. The COVID-19 pandemic clearly had a significant impact on our business in fiscal year 2021, especially on our VAR and Integrator market. While the pandemic also impacted the Carrier market, we continue to win market share and expect growth in this market in fiscal year 2022. We remain focused on improving profitability over the long-term and on taking strategic actions to ensure that Tessco is well positioned to capitalize on the growth, technological change and resultant complexity that will continue to drive our industry. We believe that our business fundamentals will get stronger as fiscal year 2022 progresses.
Environmental and Social Stewardship

Tessco is committed to sustainable environmental practices and operations, diversity and inclusion, and community involvement. We believe these commitments are an integral component of growing shareholder value. We are proud of Tessco’s heritage of providing equal opportunities and encouraging the development of a very diverse culture at Tessco, in an industry well known for the predominance of a largely Caucasian and male workforce. Tessco can report that our employee population is approximately 40% female and 36% minorities. Additionally, women currently hold approximately 47% and minorities hold 21% of the key leadership positions. Nevertheless, we strive to improve and for that reason we created an ESG Committee made up of individuals from around the organization to focus on Tessco’s employee population as well as our environmental and social stewardship. The group has established a charter with an initial focus on career development and enhancement opportunities for women and minorities at Tessco. The Company’s Charity and Community Committee is further demonstration of our longstanding commitment to community and the plight of others.
Board Composition and Executive Compensation

In relation to our commitment to outstanding corporate governance practices, we focus on expertise, experience and diversity when evaluating the composition, organization and governance structure of our Board. This focus has enabled us to build a strong independent Board with an effective mix of institutional knowledge and differentiated backgrounds.
We believe that diverse backgrounds, experiences and expertise on our Board strengthen our Board’s performance and promote the creation of long-term shareholder value. As such, the Nominating and Governance Committee of the Board is committed to actively seeking highly qualified women and minority candidates to serve on our Board.
Shareholder feedback has and will continue to greatly influence and shape our governance and executive compensation practices. We greatly appreciate your feedback and your support. We look forward to continuing the dialogue with you and are excited about the future of Tessco.
Sincerely,
Jay Baitler
Robert B. Barnhill
Timothy Bryan
Stephanie Dismore
Paul J. Gaffney
Kathleen McLean
Sandip Mukerjee

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS

Date and Time:
Wednesday, July 28, 2021 at 4:00 p.m. Eastern Time
Place:
The 2021 Annual Meeting of Shareholders (“Annual Meeting”) will be held exclusively online via live audio webcast, in a virtual meeting format. See “How to Attend”, below, for instructions on how to access and remotely participate at the Annual Meeting
Items of Business:
Proposal 1.
To elect the seven director nominees listed in the Proxy Statement to serve until the 2022 annual meeting of shareholders and until their respective successors are duly elected and qualified;

Proposal 2.
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2022; and

Proposal 3.
To consider and approve, by an advisory (non-binding) vote, the compensation of our named executive officers for fiscal year 2021.

Also, to act upon any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof, and any proposal presented for the adjournment of such meeting.
Record Date:
The Board of Directors has fixed June 2, 2021 as the record date for the Annual Meeting. This means that only shareholders of record as of the close of business on that date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments or postponements thereof.
How to Vote:
Shareholders of record can vote their shares in advance of the Annual Meeting by proxy, either by telephone, using the Internet or by mail; or shareholders of record may attend and participate and vote their shares at the Annual Meeting, remotely via the Internet. On or about June 17, 2021, we mailed to our shareholders of record a notice containing instructions on how shareholders may access online or obtain paper copies of our 2021 Proxy Statement, Annual Report on Form 10-K for the fiscal year ended March 28, 2021, and how a proxy may be submitted or authorized via telephone, by mail, or over the Internet, in advance of the Annual Meeting. Such notice also contains instructions on how record holders may access and participate remotely, and vote, at the Annual Meeting. To vote while attending the Annual Meeting remotely, shareholders of record will need to provide the last four digits of your tax identification number.
Beneficial owners (i.e. holders in “street name”) should obtain instructions from their bank, broker or other holder of record with regard to how they may vote in advance of the Annual Meeting, and how they may attend, participate, and vote, at the Annual Meeting.
How to Attend:
Our Annual Meeting will be conducted exclusively online via live audio webcast, in a virtual meeting format. The Annual Meeting live audio webcast will begin promptly at 4:00 p.m. Eastern Time on July 28, 2021. Shareholders of record, beneficial owners and invited guests of Tessco who are properly registered to attend the Annual Meeting will be able to attend the Annual Meeting remotely and may join the meeting platform 15 minutes prior to the meeting start time. Record holders may register to attend the Annual Meeting remotely at www.proxydocs.com/TESS. Record holders will be required to enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability. Upon completing your registration, record holders will receive further instructions via email, including a unique link that will allow for access to the Annual Meeting and to vote and submit questions. As noted above, beneficial owners (i.e. holders in “street name”) should obtain instructions from their bank, broker or other holder of record with regard to how they may attend, participate, and vote, at the Annual Meeting.

By Order of the Board of Directors,
Aric Spitulnik
Chief Financial Officer, Senior Vice President and Corporate Secretary
June 17, 2021

TESSCO Technologies Incorporated
11126 McCormick Road
Hunt Valley, Maryland USA 21031

PROXY STATEMENT

INTRODUCTION
General
This Proxy Statement is made available to shareholders of TESSCO Technologies Incorporated, a Delaware corporation (the “Company” or “Tessco” or “we” or “our”), in connection with the solicitation by the Board of Directors of the Company (the “Board”) of proxies for use at the 2021 Annual Meeting of Shareholders (“Annual Meeting”) to be held exclusively online via a live audio webcast in a virtual meeting format, on Wednesday, July 28, 2021 at 4:00 p.m., Eastern Time, and at any adjournment or postponement thereof.
Notice of Electronic Availability of Proxy Statement and Annual Report
Pursuant to the e-proxy rules and regulations adopted by the United States Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the Internet. On or about June 17, 2021, we mailed to our shareholders a notice (the “E-Proxy Notice”) containing a “control number” and instructions on how to access online this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended March 28, 2021 (“Annual Report”), and on how a proxy may be submitted or authorized via telephone, by mail or over the Internet, in advance of the Annual Meeting. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting proxy materials included in the E-Proxy Notice. These materials will be available free of charge and will be sent to you within three business days of your request. Neither our Annual Report to Shareholders nor our Annual Report constitutes soliciting materials, but provides you with additional information about Tessco. The control number contained in the E-Proxy Notice is an identifying number specific to each stockholder of record, and will also permit a shareholder, after registering at www.proxydocs.com/TESS, to access and remotely participate at the Annual Meeting online via live audio webcast.
Certain shareholders who share the same address may receive only one copy of the E-Proxy Notice, this Proxy Statement, our Annual Report or our 2021 Annual Report to Shareholders in accordance with a notice delivered earlier this year from such shareholders’ bank, broker or other holder of record unless the applicable bank, broker or other holder of record received contrary instructions. This practice, known as “householding,” is designed to reduce printing and postage costs. Shareholders owning their shares through a bank, broker or other holder of record who wish to either discontinue or commence householding may request or discontinue householding, or may request a separate copy of the E-Proxy Notice and, if applicable, this Proxy Statement, the 2021 Annual Report to Shareholders or the Annual Report, either by contacting their bank, broker or other holder of record at the telephone number or address provided in the above referenced E-Proxy Notice, or contacting us by e-mail to corporatesecretary@tessco.com, or by mail to Corporate Secretary, TESSCO Technologies Incorporated, 11126 McCormick Road, Hunt Valley, Maryland 21031. Shareholders who are requesting to commence or discontinue householding should provide their name, the name of their broker, bank or other record holder, and their account information.
Solicitation
The solicitation of proxies is being made primarily by mail and through the internet, but directors, officers, employees, and contractors retained by the Company may also engage in the solicitation of proxies by telephone. The cost of soliciting proxies will be borne by the Company. The Company has retained the services of Innisfree M&A Incorporated to assist in the solicitation of proxies, at a cost to the Company for basic services of approximately $12,500. Depending upon the circumstances, the scope of services to be provided by Innisfree may expand, and cost would be expected to increase correspondingly. In addition, the Company may reimburse brokers, custodians, nominees and other record holders for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners.
Voting Rights and Outstanding Shares
The Board has fixed the close of business on June 2, 2021 as the record date for determining the shareholders of the Company entitled to notice of and to vote at the Annual Meeting. On the record date, 8,886,031 shares of common stock, $0.01 par value per share, of the Company were issued and outstanding. Each share of common stock entitles the holder to one vote on each matter to be voted on at the Annual Meeting. There is no cumulative voting for the election of directors.
The presence, remotely or by proxy, of at least a majority of the total number of shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. If there are not sufficient votes for a quorum, or if otherwise determined to be necessary or appropriate, the Annual Meeting may be adjourned or postponed from time to time, including in order to permit the further solicitation of proxies. Shares voted “FOR” or “AGAINST” with respect to any proposal as well as submitted proxies that “WITHHOLD AUTHORITY”, “ABSTAIN” or reflect “non-voted shares” will be counted for purposes of determining whether a quorum is present.
Your vote is important.   Most shareholders have a choice of directing their vote over the Internet prior to the Annual Meeting, by using a toll-free telephone number or by completing a proxy card and mailing it in a postage-paid envelope that we will provide to you upon your request. Please check the information forwarded by your bank, broker or other holder of record to see what options are available to you. The Internet and telephone proxy vote facilities for shareholders of record are expected to remain open until the time that the voting concludes and the polls are closed at the Annual Meeting, but may remain open or be reopened if determined to be necessary or appropriate, or in the event of any adjournment or postponement of the Annual Meeting. Shareholders of record may also vote via the Internet during the live audio webcast of the Annual Meeting. In order to do so, a shareholder will need access to and will be required to input the control number assigned to that shareholder, as well as the last four digits of the shareholder’s social security or tax identification number. We encourage all shareholders to vote by proxy in advance of the meeting. This will avoid any last-minute technical difficulties that a shareholder may otherwise experience in attending remotely and voting during the Annual Meeting, and facilitate a prompt tabulation of the vote.
A shareholder may, with respect to the election of directors (i) vote “FOR” the election of the nominees, (ii) “WITHHOLD AUTHORITY” to vote for all nominees, or (iii) vote “FOR” the election of all nominees other than any nominee(s) with respect to whom the shareholder either withholds authority to vote or abstains. A shareholder may, with respect to each other matter specified in the notice of meeting, (i) vote “FOR” the matter, (ii) vote “AGAINST” the matter, or (iii) “ABSTAIN” from voting on the matter.
All shares of common stock entitled to vote and represented by properly submitted proxies received prior to the Annual Meeting and not revoked, will be voted in accordance with your instructions. If no instructions are specified, the shares of common stock represented by a properly submitted proxy will be voted in accordance with the recommendations of the Board. The Board recommends a vote “FOR” the election of all director nominees, “FOR” the ratification of Ernst & Young LLP as our independent registered accounting firm for fiscal year 2022, and “FOR” the approval of our named executive officers (“NEO”) compensation for fiscal year 2021.
A submitted proxy may indicate that all or a portion of the shares represented by the proxy are not being voted by the shareholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote common stock held in street name on certain matters in the absence of instructions from the beneficial owner of the common stock. These “nonvoted shares”, also referred to as “broker non-votes” (i.e., shares subject to a proxy which are not being voted by a broker or other nominee with respect to a particular matter), will be considered shares not present and entitled to vote on such matter, although these shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum.

Revocation of Proxies
A proxy may be revoked at any time before its exercise by the filing of a written revocation with Aric M. Spitulnik, Corporate Secretary of the Company, by timely providing a later dated proxy (including by Internet or telephone vote), or by remotely attending the Annual Meeting and voting at such meeting. Mere attendance or participation at the Annual Meeting will not revoke a proxy, and if you are a beneficial owner of shares not registered in your own name, you will need additional documentation and instructions from your record holder to access and vote personally at the Annual Meeting the shares you beneficially own.
Required Vote
The affirmative vote of a majority of the shares of common stock present remotely or by proxy at the Annual Meeting and entitled to vote thereon at the meeting is required to approve each matter requiring the approval of shareholders, other than the vote on election of directors, which is by plurality vote. Under Delaware law, abstentions are generally considered as shares present and entitled to vote and thus have the same effect as a vote against a matter, except with respect to the election of directors by plurality vote, in which case the abstention has no effect. “Nonvoted shares” or “broker non-votes” with respect to such a matter will not be considered as entitled to vote on the matter, and although present for purposes of determining a quorum, will not otherwise affect the determination of whether the matter is approved.
The vote on NEO compensation, sometimes referred to as a “say-on-pay” vote, is an advisory (non-binding) vote only, and therefore, it will not bind the Company or the Board. However, the Board and the Compensation Committee will consider the voting results as appropriate when making future compensation decisions for our NEOs. The compensation paid to our NEOs, as disclosed in this Proxy Statement, will be approved, on an advisory (non-binding) basis, upon shareholder approval of this proposal.
In an uncontested election, if a nominee to the Company’s Board of Directors has a greater number of votes withheld than votes received “FOR” election, then even though that nominee receives a plurality of the vote and is therefore elected, that nominee will not have received a majority of the votes cast in his or her election, and our bylaws provide that such nominee will, within ten business days after the certification of the election results providing for the election of the nominee, submit to the Board a letter of resignation for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee will then assess the appropriateness of the continued service of such nominee and recommend to the Board the action to be taken on such tendered resignation. The Board will determine what action to take within ninety days after the date of the certification of election results.
The Board knows of no matters that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. Submission of a proxy, however, confers on the designated proxy the authority to vote the shares in accordance with their discretion on such other business, if any, as may properly come before the Annual Meeting or any adjournment or postponement thereof. If, for example, our Board or our Chairman or President determines to direct one or more adjournments of the meeting, the persons named as proxies on the enclosed proxy card will have discretionary authority to vote the shares represented by proxies in the event that it is determined to submit a proposal for adjournment to a vote. Proxies solicited by means of this Proxy Statement will be tabulated by inspectors of election designated by the Board, who will not be employees or directors of the Company or any of its affiliates.
Corporate Governance Highlights
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The Board nominees are all independent, non-employee nominees other than our CEO;

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The Board’s Nominating and Corporate Governance, Compensation and Audit Committees are comprised of all independent directors;

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Annual election of directors;

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The roles for Chairman and CEO are split;

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Board is committed to continuous improvement and strives to ensure that the composition of the Board is diverse, balanced and aligned with the evolving needs of the Company;

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Established board guidelines including an age restriction of 76 years with potential for a one-time one-year exception;

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Board oversight of risk management;

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Board oversight of sustainability initiatives;

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The Board’s current policy is to provide our shareholders with an opportunity to approve the compensation of our named executed officers each year; and

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Directors are required to notify the Board when the director’s principal occupation or business association changes substantially from the position held when the director originally joined the Board.

Proposal No. 1 — ELECTION OF DIRECTORS
Our Board presently consists of seven directors with each director serving a term that continues until the annual meeting of shareholders in the year following his or her election or appointment and until his or her successor is elected and qualified. Messrs. Bryan, Gaffney, and Mukerjee and Mses. Dismore and McLean, each of whom is an incumbent director, have been nominated by the Board for re-election at the Annual Meeting, to serve for an additional one-year term expiring at the Annual Meeting of Shareholders in 2022 and until their successors are elected and qualified. In addition, Mr. Steven T. Campbell and Mr. Vernon Irvin have been nominated by the Board for election for the first time, also to serve for a one-year term, expiring at the Annual Meeting of Shareholders in 2022, and until their successors are elected and qualified. In the event that any nominee is unable or unwilling to serve, the Board may name a substitute nominee and the persons named in the proxy will vote for such substitute nominee or nominees as they, in their discretion, shall determine. The Board has no reason to believe that any nominee named herein will be unable or unwilling to serve.
The Board unanimously recommends a vote “FOR” the election of each of the nominees nominated by the Board.
Set forth below is information concerning the nominees for election at the Annual Meeting.
Continuing Directors:

Timothy Bryan, age 60 joined the Company as a director in December 2020. Since July 2011, Mr. Bryan has served as Chief Executive Officer of the National Rural Telecommunications Cooperative (NRTC), an organization focused on providing commercial technology solutions to the nation’s rural electric and telephone cooperatives and companies. Prior to NRTC, from 2005 to 2009, Mr. Bryan served as the Chief Executive Officer of ICO Global Communications, a next generation satellite and terrestrial wireless company. Before ICO, Mr. Bryan served as the Chief Financial Officer of Craig McCaw’s Eagle River Holdings, the President of United Pan Europe Communications (UPC) (now Liberty Global), the Vice President/Finance and Treasurer of Jones Financial Group and Jones Intercable, and the Vice President and Manager of the Communications Division at NationsBank Corporation. In August 2012, Mr. Bryan was appointed to the Board of Directors of FirstNet by the United States Secretary of Commerce and chaired the Finance Committee of the Board. Mr. Bryan also served on the Board of Directors of Arris International (and served on its Audit Committee) until its sale to CommScope in 2019.

Mr. Bryan is well qualified to serve as a member of our Board based on his vast experience in executive positions, primarily focused on finance and executive leadership. The Board has also determined that Mr. Bryan qualifies as an Audit Committee financial expert.

Stephanie Dismore, age 47, was elected to the Board for the first time at the Annual Meeting held in 2020. Ms. Dismore has served at HP, Inc. (“HP”) since 1999 and since 2019 has served as the Senior Vice President and Managing Director, North America for HP, where she leads all aspects of HP’s market strategy and P&L management for HP’s largest geographic market. Prior to 2019, Ms. Dismore served as Vice President North America for HP since 2011. Her organization is responsible for driving direct and indirect sales engagements across HP’s portfolio of products and services, for commercial, consumer and public sector customers segments totaling approximately $22 billion in revenue. Ms. Dismore is a committed advocate for advancing diversity and inclusion initiatives in the workplace and helped found HP’s Global Diversity Board. She supports HP’s Women’s Impact Network, mentors several female HP employees and is regularly called upon to speak on women’s advancement through Women in Technology events, interviews and contributed content. Ms. Dismore’s board experience includes board appointments for the Anti-Defamation League, Boys & Girls Clubs of the Austin area, Consumer Technology Association and the HP Employee Political Action Committee (PAC).
Ms. Dismore is well qualified to serve as a member of our Board, due to her extensive experience in executive positions at HP and her knowledge and skills relating to marketing, sales and P&L management, as well as her board experience for a number of organizations.

Paul J. Gaffney, age 53, joined the Company as a director in June 2018. Mr. Gaffney has served as Senior Executive Vice President and Chief Technology and Supply Chain Officer of Kohl’s Inc. since September 2019. Prior to joining Kohl’s, Mr. Gaffney served as Executive Vice President and Chief Technology Officer at Dick’s Sporting Goods from November 2017 to September 2019. From August 2014 to November 2017, Mr. Gaffney served as Senior Vice President, Information Technology for The Home Depot, Inc. Prior to joining The Home Depot, Inc., Mr. Gaffney was the founding CEO of Keeps, Inc., from January 2014 to August 2014 and previously the Chief Executive Officer of AAA of Northern California, Nevada, and Utah from October 2011 to October 2014, where he also served as Chief Operating Officer from June 2009 until October 2011. From 1995 to 2011, Mr. Gaffney held senior leadership roles in operations and technology at Desktone, Inc., Staples, Inc., Charles Schwab & Co., and Office Depot. Mr. Gaffney is a member of the Board of Directors of Experticity, Inc. and is a Henry Crown Fellow at the Aspen Institute.

Mr. Gaffney is well qualified to serve as a member of our Board based on his vast experience in executive positions, primarily focused on information technology.

Kathleen McLean, age 61 joined the Company as a director in December 2020. Since July 2016, Ms. McLean has been a consultant and advisor to senior executives in global corporations. From June 2013 to June 2016, Ms. McLean served as Senior Vice President, Chief Information Officer, and Chief Customer Officer for ADT Inc., a leading provider of electronic security, interactive home and business automation, and monitoring services for residences and small businesses in the U.S. and Canada. Prior to joining ADT, Ms. McLean served as Chief Revenue Officer and Chief Information Officer at FairPoint Communications, Inc., and in senior leadership positions in technology, sales, and service at Verizon Communications, Inc. Ms. McLean is a Governance Fellow of the National Association of Corporate Directors.

Ms. McLean is well qualified to serve as a member of our Board based on his vast experience in executive positions, primarily focused on information technology.

Sandip Mukerjee, age 57, has served as President and Chief Executive Officer of the Company, and as a member of the Board since August 2019. From 2016 until joining Tessco as its President and Chief Executive Officer, Mr. Mukerjee served as the President of the Global Professional and Consulting Services business for Nokia Software. From 2006-2016, he worked at Alcatel Lucent, starting as the SVP of marketing and business development and culminating in his role as President and General Manager of IP Platforms for the Americas. Mr. Mukerjee began his career at AT&T/Lucent Bell Labs where he held a variety of technical, product management and global strategy positions.

Mr. Mukerjee is well qualified to serve as a member of our Board based on his nearly 30 years of global experience in the wireless and telecom industry in a variety of executive roles including business and strategy development, marketing and general management.

New Director Nominees:

Steven T. Campbell, age 70, has been nominated to serve on our Board of Directors and is standing for election for the first time at this Annual Meeting. Mr. Campbell served at United States Cellular Corporation (“US Cellular”), a wireless telecommunications service provider, from 2005 through 2020. From 2019 to 2020, Mr. Campbell was Executive Vice President and Chief Administrative Officer. Prior to 2019, he was Executive Vice President, Chief Financial Officer and Treasurer since 2007. In these positions, Mr. Campbell led US Cellular’s finance, strategy, supply chain, legal and regulatory affairs, real estate, and intercarrier business activities. Mr. Campbell also served as a member of US Cellular’s Board of Directors from 2014 to 2020. Prior to joining US Cellular in 2005, Mr. Campbell held senior leadership positions in finance and operations at 3Com Corporation, U.S. Robotics Corporation, Amoco Corporation and Price Waterhouse & Co. (now PricewaterhouseCoopers). Mr. Campbell is currently a member of the Board of Trustees of Quincy University, and previously served as a member of the board of directors at United States Cellular Corporation and UCAN, a non-profit social services organization.

Mr. Campbell is well qualified to serve as a member of the Board based on his extensive executive management experience in finance and operations and his previous board experience.

Vernon Irvin, age 59, has been nominated to serve on our Board of Directors and is standing for election for the first time at this Annual Meeting. Since September 2019, Mr. Irvin has served as Executive Vice President and Chief Revenue Officer at Everbridge, Inc., a publicly traded SAAS communication business. In this role, Mr. Irvin leads all customer facing relationships worldwide, sales, account management, revenue, customer success, sales engineering, professional services, customer support, customer learning, and implementations organizations. He is responsible for the operational integration of four recent global M&A transactions. From May 2019 to September 2019, Mr. Irvin served as Head of Global Enterprise Business Development for Syniverse, the $800M Blockchain, Private Mobile Solutions company. From March 2013 to May 2019, Mr. Irvin served as an Executive Vice President at CenturyLink. Mr. Irvin also currently serves on the National Black MBA Association advisory council and on the Board of Directors of the Colorado Technology Association.

Mr. Irvin is well qualified to serve as a member of the Board based on his vast experience in sales and technical solutions.

After 12 years of service to Tessco, Mr. Baitler will retire from the Board at the 2021 Annual Meeting. Mr. Baitler has brought guidance and a keen insight in a variety of areas, including sales, compensation and audit matters.
After founding Tessco in 1984 and serving as its President and Chief Executive Officer until 2017 and its Chairman of the Board until 2020, Mr. Barnhill will retire from the Board at the 2021 Annual Meeting. Mr. Barnhill was instrumental in the growth and success of Tessco over a thirty-five year period, and remains a significant stockholder of the Company.
The Board thanks Mr. Baitler and Mr. Barnhill for their service and wishes them all the best in their future endeavors.
Board Independence and Leadership Structure
The Board has determined that, other than Mr. Mukerjee and Mr. Barnhill, each of the current directors, and that other than Mr. Mukerjee, each of the current director nominees, is independent within the meaning of the Company’s director independence standards, which reflect both the Nasdaq and SEC director independence standards, as currently in effect. The three standing committees of the Board are comprised solely of independent directors.
Tessco believes that there are a wide array of leadership structures that could apply to many different business models and, therefore, that every company should be afforded the opportunity to determine the ideal structure for its board leadership. Leadership structures may change over time to best suit the Company’s current needs. Tessco’s Chairman of the Board and Chief Executive Officer roles are divided, and it is expected to remain that way in fiscal year 2022.
Beginning in fiscal year 2008, the Board established a Lead Director who is independent and is responsible for (1) assuring that the independent directors meet in executive sessions typically before and/or after each Board meeting, (2) facilitating communications between other independent directors and the Chairman of the Board and Chief Executive Officer, and (3) consulting with the Chairman of the Board and Chief Executive Officer on matters relating to corporate governance and Board performance. The Lead Director is elected by our independent directors, upon the recommendation of the Nominating and Governance Committee and the Lead Director term runs for one Annual Meeting of Shareholders to the next Annual Meeting.
In April 2021, the Board of Directors unanimously elected Paul Gaffney to serve as Chairman of the Board. In this role, he has also assumed the responsibilities typically assigned to the Lead Director.

Meetings and Committees of the Board
The Board has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The current membership and the function of each of the committees is described below. The Board met seventeen times during fiscal year 2021, and during that period no current director attended fewer than 75% of the total number of meetings of the Board and Committees on which that director served. The Company does not have a policy on director attendance at annual meetings, but all of our directors are invited and encouraged to attend annual meetings. All then serving directors attended our 2020 Annual Meeting of Shareholders by means of remote communication.
Board Committee Membership
Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
Jay G. Baitler	X	X
Robert B. Barnhill, Jr.
Timothy Bryan	X
Paul J. Gaffney	X		X
Stephanie Dismore		X	X
Kathleen McLean		X	X
Sandip Mukerjee
Audit Committee
The Audit Committee is primarily concerned with the effectiveness of the auditing efforts by the Company’s independent registered public accounting firm. The Audit Committee’s duties include approving the selection of the Company’s independent registered public accounting firm, reviewing both the scope of audits conducted by them and the results of those audits, and reviewing the organization and scope of the Company’s internal system of accounting and financial controls. The Audit Committee met five times during fiscal year 2021. The Audit Committee also reviews its charter on an annual basis and recommends to the Board updates to such charter when it deems it appropriate. A copy of the Audit Committee charter is available for review on our Website (www.tessco.com), under the heading “Investors.” The Board has determined that Mr. Baitler and Mr. Bryan both qualify as an Audit Committee “financial expert” as defined by applicable SEC rules and is “independent” within the meaning of the applicable Nasdaq Rules. Mr. Baitler currently serves as Chairman of the Audit Committee.
Compensation Committee
The Compensation Committee provides assistance to the members of the Board in fulfilling their responsibilities to our shareholders with regard to matters relating to compensation practices of the Company, including salary and other forms of compensation. The Compensation Committee’s primary duties and responsibilities are to formulate and recommend compensation policies of the Company that will enable the Company to attract and retain high-quality leadership in ways that are consistent with the Company’s established compensation philosophy. The Compensation Committee administers the Company’s incentive compensation plans, including our 2019 Stock and Incentive Plan. The Compensation Committee met eight times during fiscal year 2021. The Compensation Committee also reviews its charter on an annual basis and recommends to the Board updates to such charter when it deems it appropriate. A copy of the Compensation Committee charter is available for review on our Website (www.tessco.com), under the heading “Investors.” Ms. McLean currently serves as Chairwoman of the Compensation Committee. The Compensation Committee has the authority to select, retain or obtain the advice of any compensation consultant, legal counsel or other advisor as it deems necessary to assist with its duties and responsibilities. The Company has not to date employed a compensation consultant.

Nominating and Governance Committee
The Company has a Nominating and Governance Committee, the functions of which include, among other things, making recommendations to the Board regarding matters and practices concerning the Board, its committees and individual directors; evaluating the current composition and governance structure of the Board and determining its future requirements; making recommendations concerning nominees for election to the Board; and appointing directors to Board committees and selecting Chairpersons of the Board committees. The Nominating and Governance Committee met nine times during fiscal year 2021. The Nominating and Governance Committee also reviews its charter on an annual basis and recommends to the Board updates to such charter when it deems it appropriate. A copy of the Nominating and Governance Committee charter is available for review on our Website (www.tessco.com), under the heading “Investors.” Mr. Gaffney currently serves as Chairman of the Nominating and Governance Committee.
The Nominating and Governance Committee has determined, in its view, that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company, and have an impeccable record of and reputation for honest and ethical conduct in both his or her professional and personal activities. The Committee also examines a candidate’s specific experiences and skills, time availability, potential conflicts of interest and independence from management and the Company. The Board and the Committee have adopted a formal policy with respect to diversity, a copy of which is available for review on our Website (www.tessco.com), under the heading “Investors” and believes that it is essential that the Board is comprised of members that have diverse backgrounds, skill sets, education and professional experience. The Nominating and Governance Committee believes that it has been able to attract and appoint directors of diverse backgrounds in the past using criteria such as that described above, and is committed to continuing to actively seek highly qualified women and minority candidates. The Board and Committee also follow the overall Company philosophy regarding maintaining an environment free from discrimination based upon race, color, religion, national origin, sex, age, disability, sexual orientation, marital status or any unlawful factor. The Board has determined that a director shall not be re-nominated by the Board to serve as a director beyond the end of an elected term during which the director achieves his or her 76th birthday, provided that the Board may re-nominate a director to serve for one additional term commencing after the end of an elected term during which the director achieves his or her 76th birthday if the Board determines that the director’s particular circumstances, contributions or expertise so warrant. The Board believes that it is important for the Board and the executive officers to be committed to the long-term retention and creation of value for shareholders. Accordingly, each independent member of the Board should own at least 10,000 shares of the Company’s common stock by the third anniversary of such director’s initial election.
Director candidates are identified through various means, including recommendations of current directors and executive officers, by the retaining third-party consultants to assist in this process, and by considering director candidates recommended by shareholders. In considering candidates submitted by shareholders, the Committee will consider the needs of the Board and the qualifications of the candidate. The Committee may also consider other factors it determines to be relevant, such as the number of shares held by the recommending shareholder and the length of time that such shares have been held. For the Committee to consider a candidate, a shareholder should submit the recommendation in writing and include the name of the shareholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership, and the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected and nominated. The shareholder recommendation and information should be sent to our Corporate Secretary at 11126 McCormick Road, Hunt Valley, Maryland 21031 and, in order for the candidate to be eligible for nomination for election at the next annual meeting, must in all respects comply with the procedural requirements set forth in our bylaws and discussed more fully herein under the heading “Shareholder Proposals for the 2022 Annual Meeting”. Once a potential candidate has been identified, the Committee may collect and review information regarding the candidate to assess whether the person should be considered further. If the Committee determines that the candidate warrants further consideration, personal contact with the candidate may be made and further review of the candidate’s accomplishments, qualifications and willingness to serve may be undertaken and compared to other candidates. The Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder, although, as stated above, the Board may take into consideration other factors, such as the number of shares held by the recommending shareholder and the length of time that such shares have been held. Mr. Campbell was recommended to the Board as a candidate for nomination by a shareholder, and Mr. Irvin was identified as a candidate through the efforts of a third-party search firm retained by the Committee.
Shareholder Communications with Directors
The Board recommends that shareholders initiate any communications with the Board in writing. Written communications may be directed to our Corporate Secretary. Shareholders can send communications by e-mail to corporatesecretary@tessco.com, or by mail to Corporate Secretary, TESSCO Technologies Incorporated, 11126 McCormick Road, Hunt Valley, Maryland 21031. This centralized process will assist the Board in reviewing and responding to shareholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. The Board has instructed the Corporate Secretary to forward such correspondence only to the intended recipients; however, the Board has also instructed the Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in his discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In such cases, some of that correspondence may be forwarded elsewhere in the Company for review and possible response.
Board’s Role in Risk Oversight
The Board oversees the business of the Company, including CEO and senior management performance and risk management, in an effort to assure that the long-term interests of the shareholders are being served. Each committee of the Board is also responsible for reviewing Company risk exposure in the area of the committee’s responsibility and providing input to management on such risks.
Our management and Board have a process to identify, analyze, manage and report all significant risks to the Company. Our CEO and other senior managers regularly report to the Board on significant risks facing the Company, including financial, operational, competitive, legal, regulatory, cyber and strategic risks. Each of the Board committees review with management significant risks related to the committee’s area of responsibility and reports to the Board on such risks. The independent Board members also discuss material risks when they meet in executive session without management.
Employee, Officer and Director Hedging
The Company’s Corporate Governance Guidelines prohibit our directors and executive officers from entering into hedging or monetization transactions or similar arrangements with respect to Company securities and from pledging any Company securities as collateral. A copy of the Company’s Corporate Governance Guidelines is available for review on our Website (www.tessco.com) under the heading “Investors.”
Director Compensation for Fiscal Year 2021
The current compensation program for independent directors is designed to achieve the following goals: fairly pay directors for work required for a company of our size; align directors’ interests with the long-term interests of shareholders; and structure compensation in a simple and transparent format, which is easy for shareholders to understand.
In consideration for services on the Board, each non-employee director of the Company is paid $41,000 per fiscal year and the Lead Director or Chairman of the Company is paid $51,000 per fiscal year. In addition, each non-employee director of the Company, including the Lead Director, is paid $2,500 for each meeting of the Board and $1,000 for each meeting of a Committee of the Board that he or she attends. The director compensation table below does not include reimbursements for reasonable out-of-pocket expenses incurred in connection with attendance at Board or Committee meetings. Directors are also eligible to receive Performance Stock Units, or “PSUs”, Restricted Stock Units, or “RSUs”, restricted stock, or other equity-based awards under our equity compensation plans. Since fiscal year 2012, independent directors have received annual awards of RSUs, at the beginning of each fiscal year. These awards provide for the issuance of shares of the Company’s common stock in accordance with a vesting schedule, which typically provides for vesting of 25% of the shares on or about May 1 of each of the following four years, provided that holder remains associated with the Company (or meets other criteria as prescribed in the RSU award agreement) on each such date.
For fiscal year 2021, to improve the Company’s cash position, the $41,000 annual consideration for services (or pro-rata portion thereof) was paid by the grant of shares of restricted stock, with otherwise equivalent grant date fair market value, on May 15, 2020. Each then serving non-employee Director received 9,403 shares of restricted stock on May 15, 2020 that will vest in whole or in part, subject to certain conditions, on July 1, 2021. Ms. Dismore received a pro-rata portion when joining the Board in July 2020. All other fees earned by Directors were be paid in cash for fiscal year 2021. For fiscal year 2022, the Board has continued the practice of receiving its annual consideration in stock, with each incumbent director nominee receiving 5,563 shares of restricted stock on April 29, 2021, which will vest in whole or in part, subject to certain conditions on July 1, 2022. In addition, the Board has issued additional RSUs to the incumbent director nominees in lieu of the estimated amount of cash payments that would otherwise be paid as fees in respect of board and committee meetings during fiscal 2022. These amounts vary due to the estimated meetings of each committee and the committee composition. For fiscal year 2022, Mr. Gaffney received 5,123 RSUs, Mr. Bryan received 6,318 RSUs, and Ms. Dismore and Ms. McLean each received 6,660 RSUs.
The following table summarizes the compensation awarded to, earned by, or paid to the Company’s non-employee directors during fiscal year 2021 (including all individuals who served as Directors at any point during fiscal year 2021):
Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Jay G. Baitler	75,500	54,077	—	—	134,667
Robert B. Barnhill	40,000	54,077	43,040 (2)	—	250,751
John D. Beletic	65,500	42,026	—	—	148,167
Timothy Bryan	28,875	—		—
Stephanie Dismore	50,500	46,541		—
Paul J. Gaffney	60,000	54,077	—	—	131,167
Benn R. Konsynski	15,000	26,256	—	—	135,167
Cathy Martine-Dolecki	15,625	18,000		—
Ronald McCray	14,625	18,000		—
Kathleen McLean	31,875	—		—
Dennis J. Shaughnessy	42,500	38,422	—	—	132,167
Morton F. Zifferer	55,000	42,476	—	—	136,167

(1)
This column represents the number of RSUs granted (3,000 for each identified director, other than Mr. Bryan and Ms. McLean who joined the Board in December 2020), multiplied by the grant date fair value calculated as of the applicable grant date (calculated as the closing price of Tessco common stock as reported by Nasdaq on the date of grant (May 15, 2020) minus the present value of dividends expected to be paid on the common stock before the RSU vests, because dividends or dividend-equivalent amounts do not accrue and are not paid on unvested RSUs), which was $4.36 per share. These shares have vested or will vest ratably on or about May 10 of 2021, 2022, 2023 and 2024, assuming that each director remains affiliated with the Company on those dates, and subject to accelerated vesting upon a change in control, election results or termination of service to the Company under certain circumstances. RSUs for Messrs. Beletic, Konsynski, McCray, Shaughnessy and Zifferer and

Ms. Martine-Dolecki vested upon their exit from the Board during fiscal year 2021. For a discussion of the assumptions made in the valuation of these awards, see Note 15 to the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2021. In addition to RSU grants, certain directors were granted restricted stock during fiscal year 2021 in lieu of receiving an annual Board retainer payment. These shares are earned based on the number of days each director served on the Board during fiscal year 2021. Shares earned by each director are as follows: for Messrs. Baitler, Barnhill and Gaffney, 9,403; for Mr. Beletic, 6,639; for Ms. Dismore, 6,381; for Mr. Konsynski, 3,022; for Mr. Shaughnessy, 5,812 and for Mr. Zifferer, 6,742. These restricted shares are multiplied by the grant date fair value calculated as of the applicable grant date (calculated as the closing price of Tessco common stock as reported by Nasdaq on the date of grant (May 15, 2020) of $4.36 and will vest on July 1, 2021 (except for Ms. Dismore, for whom the stock price was $6.24 (as of the sate she joined the Board) with a vesting date of July 31, 2021). The total aggregate number of stock awards outstanding at fiscal year end for each director is as follows: for Messrs. Baitler and Barnhill, 16,903, for Mr. Gaffney, 16,153, for Ms. Dismore, 9,381, for Mr. Beletic, 6,639, for Mr. Konsynski, 3,022, for Mr. Shaughnessy, 5,812 and for Mr. Zifferer, 6,742.
(2)
The Company provides Mr. Barnhill with a supplemental executive retirement plan (SERP), which provides a $75,000 annual pension benefit payable upon Mr. Barnhill’s retirement or termination of employment for reasons other than cause Mr. Barnhill, now retired from employment with the Company, began receiving payments under this agreement in March 2019. The present value of the accumulated benefit of the SERP as recorded in the Company’s financial statements is $809,371.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of common stock of the Company as of June 2, 2021 by (i) all shareholders known by the Company to beneficially own more than five percent of our common stock, (ii) each of our current directors and director nominees, (iii) all individuals serving as our Chief Executive Officer and Chief Financial Officer during fiscal year 2021, and our other three most highly compensated executive officers, and one former executive officer who would have been among the three most highly paid, at 2021 fiscal year end (collectively, the “named executive officers” or “NEOs”), and (iv) all current directors and executive officers as a group. Percentage of beneficial ownership is based on 8,886,031 shares of common stock outstanding on June 2, 2021. The amounts and percentage of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Directors, Director Nominee and Named Executive Officers(1):
Robert B. Barnhill(2)	1,636,423	18.4%
Jay G. Baitler(3)	36,290	*
Timothy Bryan(4)	11,881	*
Paul J. Gaffney(4)	24,589	*
Kathleen McLean(4)	13,649	*
Stephanie Dismore(5)	19,354	*
Joseph M. Cawley	—	*
Sandip Mukerjee(11)	124,932	1.4%
Elizabeth S. Robinson	5,547	*
Douglas A. Rein(11)	161,850	1.8%
Eddie Franklin	589	*
Aric M. Spitulnik(11)	122,378	1.4%
All Current Directors and Executive Officers as a group (12 persons)	2,157,482	24.3%
Five Percent Shareholders:
Dimensional Fund Advisors(6)	527.773	6.0%
Lakeview Investment Group.(7)	1,031,591	11.8%
The Capital Management Corporations(8)	622,620	6.2%
Renaissance Technologies, LLC(9)	502,400	5.8%
Blackrock, Inc.(10)	600,773	6.9%

*
Less than 1% of the outstanding common stock.

(1)
Unless otherwise noted, each person exercises sole (or shares with a spouse or other immediate family member) voting and dispositive power as to the shares reported. The address for all current directors, the director nominee and NEOs is c/o TESSCO Technologies, Incorporated, 11126 McCormick Road, Hunt Valley, Maryland 21031.

(2)
Includes 316,500 shares held by Mr. Barnhill’s spouse and children and 26,500 shares held by a private charitable foundation of which Mr. Barnhill and his spouse are the sole directors. Mr. Barnhill disclaims beneficial ownership over the shares held by the foundation. Also includes 9,403 shares of Restricted Stock issued in lieu of certain director fees for fiscal year 2021, in respect of which (or part of which) the risk of forfeiture will lapse on July 1, 2021, or earlier upon the occurrence of certain events.
(3)
Includes 9,403 shares of Restricted Stock issued in lieu of certain director fees for fiscal year 2021, in respect of which (or part of which) the risk of forfeiture will lapse on July 1, 2021, or earlier upon the occurrence of certain events.

(4)
Includes for each 9,403 shares of Restricted Stock issued in lieu of certain director fees for fiscal year 2021, in respect of which (or part of which) the risk of forfeiture will lapse on July 1, 2021, or earlier upon the occurrence of certain events. Also includes for each 5,563 shares of Restricted Stock issued in lieu of certain director fees for fiscal year 2022, in respect of which (or part of which) the risk of forfeiture will lapse on July 1, 2022, or earlier upon the occurrence of certain events.

(5)
Includes 6,381 shares of Restricted Stock issued in lieu of certain director fees for fiscal year 2021, in respect of which (or part of which) the risk of forfeiture will lapse on July 31, 2021, or earlier upon the occurrence of certain events. Includes 5,563 shares of Restricted Stock issued in lieu of certain director fees for fiscal year 2022, in respect of which (or part of which) the risk of forfeiture will lapse on July 1, 2022, or earlier upon the occurrence of certain events.

(6)
Derived from Schedule 13G/A filed by Dimensional Fund Advisors LP on February 16, 2021, and which reports information as of December 31, 2020. Dimensional’s address is Palisades West, Building One, 3600 Bee Cave Road, Austin, Texas 78746.

(7)
Derived from Schedule 13D filed by Lakeview Investment Group & Trading Company, LLC. on December 22, 2020, indicating December 18, 2020 as the date of event requiring filing. Lakeview’s address is 444 West Lake #1900, Chicago, Illinois 60606.

(8)
Derived from Schedule 13G filed by The Capital Management Corporation on January 12, 2021, which reports information as of December 31, 2020. The Capital Management Corporation’s address is 4101 Cox Road, Suite 110, Glen Allen, VA 23060.

(9)
Derived from Schedule 13G filed by Renaissance Technologies, LLC on February 11, 2021, which reports information as of December 31, 2020. Renaissance’s address is 800 Third Avenue, New York, New York 10022.

(10)
Derived from Schedule 13G/A filed by Blackrock, Inc. on February 1, 2021, which reports information as of December 31, 2020. BlackRock’s address is 55 East 52nd Street, New York, New York 10055.

(11)
Includes shares issuable upon the exercise of stock option award exercisable within 60 days at exercise prices ranging from $4.36 to $22.64 per share. For Mr. Rein, 89,083 shares, for Mr. Spitulnik, 97,292 shares and for Mr. Mukerjee, 123,851 shares.

Proposal No. 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected the firm of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending March 27, 2022, and the Company seeks ratification of such appointment by the shareholders. Ernst & Young LLP has audited our financial statements commencing with the fiscal year ended March 30, 2003. Representatives of Ernst & Young LLP are expected to attend the virtual Annual Meeting remotely and will have the opportunity to make a statement if they desire to do so, and be available to respond to appropriate questions.
Shareholder ratification of Ernst & Young LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to approve the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interest of our shareholders.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table shows the fees paid or accrued by the Company for the audit and other services provided by Ernst & Young LLP for fiscal years 2021 and 2020:
	2021	2020
Audit Fees(1)(2)	$778,500	$565,725
Audit-Related Fees	—	—
Tax Fees	—	—
All other fees	—	—
Total	$778,500	$565,725

(1)
Audit services of Ernst & Young LLP for fiscal years 2020 and 2021 consisted of quarterly reviews and the annual audit of the consolidated financial statements of the Company, and advisory services on technical issues related to the audit.

(2)
Increase in fiscal year 2021 fees are primarily related to the additional audit procedures in connection with the Company’s sale and exit from the retail business.

Pursuant to the Company’s Audit Committee Charter, all audit services and permitted non-audit services to be performed for the Company by its independent registered public accounting firm are pre-approved by the Audit Committee. The Committee has delegated authority to one or more members to pre-approve audit and permitted non-audit services (including pre-approval of fees), provided that the approvals granted by such persons are reviewed with the full Audit Committee at its next scheduled meeting. All fees incurred in fiscal years 2021 and 2020 and reflected in the table above were pre-approved.
The Board unanimously recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2022.

Proposal No. 3
ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), was revised following the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), and requires that the Company seek an advisory, non-binding, shareholder vote on the compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement. Accordingly, as required by the Exchange Act and the rules mandated by the SEC, we are providing our shareholders with the opportunity to cast an advisory, non-binding, vote on the compensation of our NEOs, as disclosed in this Proxy Statement in accordance with and pursuant to the compensation disclosure rules of the SEC.
We believe that our compensation policies and procedures align with the long-term interests of our shareholders. The Company’s compensation program is guided by a carefully considered philosophy that total executive compensation should vary based on achievement of defined financial and non-financial goals and objectives, both individual and corporate, and should be focused on long-term strategies to build shareholder value. The Compensation Committee acts diligently to provide compensation opportunities that are competitive and that emphasize performance with a long-term perspective. We believe that our philosophy and practices have resulted in executive compensation decisions that are appropriate and that have benefited the Company over time.
We invite you to consider the details provided in the COMPENSATION DISCUSSION AND ANALYSIS section of this Proxy Statement, as well as the SUMMARY COMPENSATION TABLE and other tabular information and related materials included in this Proxy Statement. These will present you with the breadth of the considerations that are taken into account when setting compensation and details of the valuation of the elements of the compensation program as a whole. The Summary Compensation Table and its footnotes allow you to view the trends in compensation and application of our philosophies and practices for the last three years.
Because your vote is advisory, it will not be binding. However, the Compensation Committee and the Board will take into account the outcome of the vote when considering future executive compensation arrangements.
The Company’s current policy is to provide our shareholders with an opportunity to approve the compensation of our NEOs every year. It is expected that the next advisory vote will be held at the 2022 Annual Meeting of Shareholders.
The Board unanimously recommends that the shareholders vote, on an advisory, non-binding basis, “FOR” approval of the compensation of our Named Executive Officers for the fiscal year ended March 28, 2021, as disclosed in this Proxy Statement pursuant to the Compensation Disclosure Rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and other tabular information and related material.

EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee, which is composed solely of independent directors, assists the Board in fulfilling its responsibilities with regard to compensation matters, and is responsible under its charter for determining the compensation of Tessco’s executive officers. The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this Proxy Statement with management, including our Chief Executive Officer, Sandip Mukerjee. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in Tessco’s 2021 Annual Report on Form 10-K (incorporated by reference herein) and in this Proxy Statement.
Compensation Committee
Kathleen McLean, Chairperson
Jay G. Baitler
Stephanie Dismore
COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Committee (the “Committee”) of our Board of Directors (the “Board”), which is comprised entirely of independent directors, oversees our executive compensation program and determines all compensation for our executive officers. From time to time, the Committee requests recommendations from our Chief Executive Officer (“CEO”) regarding the amounts, types and structure of our executive compensation. This section of the Proxy Statement focuses on the compensation program for our CEO, Chief Financial Officer (“CFO”) and three other most highly compensated executive officers and one former executive officer who would have been among the three most highly paid at fiscal year-end 2021, whom we refer to collectively as our “named executive officers”, or “NEOs”. Our NEOs for purposes of this Compensation Discussion and Analysis are:
NEOs	Positions as of March 28, 2021
Sandip Mukerjee	President and CEO
Aric M. Spitulnik	Senior Vice President and CFO
Joseph M. Cawley*	Senior Vice President
Eddie Franklin*	Senior Vice President
Douglas A. Rein	Senior Vice President
Elizabeth S. Robinson*	Senior Vice President

*
Ms. Robinson’s employment ended on December 2, 2020 upon the sale of certain of the Company’s retail related assets to Voice Comm, LLC. Mr. Cawley’s and Mr. Franklin’s employment ended in April and May of fiscal year 2022, respectively.

Executive Summary
Tessco operates in the extremely competitive and rapidly changing wireless communication product and service industry. The Committee believes that compensation programs for our NEOs should and do align the financial interests of the NEOs with those of our shareholders. The programs are designed to attract, motivate and retain talented executives for our long-term success.
Our current executive compensation programs established by the Committee are heavily weighted to incentive compensation that is “at risk”. The broad objectives of the programs are to:
•
Enable us to attract, retain and motivate executives who can significantly contribute to our short-term and long-term success, and to develop the overall talent of Tessco;

•
Reward executives for the achievement of specific and overall business objectives;

•
Target compensation to be competitive with the organizations with which we compete for talent (although we do not engage in a formal benchmarking process);

•
Encourage and reward both profitable growth and operating efficiency;

•
To the extent equitable and practical, deliver compensation in a tax efficient and cost-effective manner;

•
Provide a rational and consistent compensation system that is well communicated and understood by the participants;

•
Tie a significant portion of compensation to the accomplishment of strategic goals and the creation of long-term shareholder value; and

•
Provide motivational programs that focus not only on compensation, but also leadership development and personal growth opportunities.

Fiscal year 2021 was a transition year for Tessco as we divested our Retail business through a sale of certain retail related assets to Voice Comm, LLC. Sales in our Retail segment were 24% of our revenues in fiscal year 2020, but those sales had been declining for a number of years. Our exit from the Retail business was a significant milestone in our long-term strategy, and we are now fully focused on our more profitable Commercial business. Tessco, like most companies in wireless communications space, was significantly impacted by the COVID-19 pandemic, especially in our VAR and Integrator market. During fiscal year 2021, revenues from continuing operations (which excludes the Retail business) totaled $373 million, a 9% decrease over the prior year, and gross profits from continuing operations totaled $68 million, a 15% decrease. Our selling, general and administrative expenses were down 7% compared to fiscal year 2020. Earnings (loss) per share decreased to ($1.65) as compared to ($1.83) in the prior year. Overall results achieved in fiscal year 2021, outside of the divestiture of our Retail business, did not meet the minimum targets established by the Compensation Committee near the beginning of the year, and the variable payments made to our NEOs in fiscal year 2021 are reflective of these results.
Our executive compensation program generally includes several elements that, taken together, we believe allow us to achieve the best alignment of Company growth, long-term shareowner value and team member retention. These elements are:
•
Base salary

•
Performance-based and other incentive programs, consisting of

•
annual cash bonus based on Company performance

•
annual equity awards that, if earned, vest over a four-year period

•
periodic grants of stock options that vest over a four-year period

We strongly believe that our executives are properly motivated by appropriate base salaries and our pay for performance and other incentive programs. The Committee continues to believe performance-based equity compensation and time-vested stock grants are aligned with long-term shareholder interests. The Committee continually reevaluates its approach to executive compensation, and when circumstances are determined to justify it, the Committee makes adjustments. The Committee has more recently concluded that stock option grants to NEOs and others can also provide an effective retention and/or recruiting tool and additional incentive for driving long-term stock price growth.
During fiscal year 2021, the Committee also granted performance-based options to several members of management. These performance-based options generally provide rewards upon increased stock price, encourage retention and generally require that certain milestones be achieved as a condition to the full vesting of the option awards. These awards were issued in lieu of Performance Stock Units (PSUs) for fiscal year 2021. The Compensation Committee will continue to analyze the benefits and mix of both PSUs and options grants.
Components of NEO Compensation
The Company makes use of the following components for NEO compensation, which are approved by the Committee, with recommendations or input from management where appropriate:

Component	Purpose	Relationship to Performance	Fixed or Performance Based	Short or Long Term
Base Salary	To provide an appropriate level of market competitive fixed compensation to attract and retain executives.	Pre-set amount subject to adjustment based on individual performance.	Fixed	Short-Term
Performance-based Annual Cash Bonuses	To encourage annual results that create shareholder value.	Linked to actual achievement of predetermined Company objectives and personal performance.	Performance Based	Short-Term
Performance Stock Award Program	To encourage annual results that create shareholder value, and to provide retention incentive.	Linked to actual achievement of predetermined Company objectives. Shares, if earned, vest over a four-year period.	Performance Based	Long-Term
Restricted Stock Award Program	To encourage long-term retention and shareholder value through alignment with continuation of the Company’s dividend program.	Linked to continuation of the payment of dividends by the Company. Shares, if earned, cliff vest after a four-year period.	Performance Based	Long-Term
Stock Options	To encourage growth in shareholder value, and to provide retention incentive.	Based solely on growth in Company stock price from the grant date.	Fixed (though value increase dependent on positive stock performance)	Long-Term
Performance Stock Options	To encourage growth in shareholder value and the achievement of operating milestones, and to provide retention incentive.	Based on growth in Company stock price from the grant date and requires achievement of predetermined operating milestones.	Performance Based	Long-Term
Retirement and other benefits	To provide retention incentive and varying levels of nonperformance-based compensation.	NEO’s participate in the Company’s broad-based health and welfare, life insurance, disability and retirement programs and 401(k) Plan and Team Member Stock Purchase Plan, which are open to all of our employees.	Fixed	Long-Term
Design
The Committee believes that a major portion of NEO compensation should be at risk and subject to the financial performance of the Company. The only guaranteed forms of NEO compensation are base salaries and the benefit programs (most of which are generally available to all management employees). The remainder of compensation must be earned through the attainment of predetermined individual or Company financial performance objectives or milestones, approved by the Committee with recommendations or input from management as appropriate, or through increases in our stock value, as well as continued employment until predetermined dates. Our compensation programs are designed within a framework based on the achievement of pre-established financial targets or on stock performance. This creates an alignment of the financial interest of our NEOs with those of our shareholders by providing appropriate near- and long-term financial incentives that reward executives for enhanced shareholder value and for achieving objectives designed to enhance shareholder value.

Reward Metrics
A significant percentage of NEO compensation potential is at risk and performance based. This performance-based compensation requires the achievement of specific performance targets intended to drive shareholder value over the long-term in order for the compensation to be paid and is designed to reward achievement of targeted financial results and individual performance. These performance metrics are based on financial measures regularly used by our management internally to understand, manage and evaluate our business and make operating decisions.
Metric	Definition	Why Selected	Pay Program
Diluted Earnings Per Share	Diluted earnings per share is calculated by dividing earnings by the weighted average number of diluted common shares outstanding for the period.	Earnings Per Share and Diluted Earnings Per Share are widely used by investors and analysts as a measure to evaluate a company’s performance.	Performance Stock Award Program
Operating Income	A measure of gross profit less selling, general and administrative expenses. All NEOs are accountable for overall operating income as well as of their individual units, if applicable.
Operating income is widely used by investors and analysts as a measure to evaluate a company’s performance. As opposed to EPS, operating income excludes the impact of the Company’s tax rate which is generally not subject to control by the Company’s executives.
Performance-based Annual Cash Bonus Program
EBITDA and Adjusted EBITDA
A measure of gross profit less selling, general and administrative expenses, net of depreciation. Adjusted EBITDA also is net of stock based compensation. All NEOs are accountable for overall EBITDA as well as of their individual units, if applicable.

EBITDA is widely used by investors and analysts as a measure to evaluate a company’s performance. As opposed to EPS, EBITDA excludes the impact of the Company’s tax and depreciation. Adjusted EBITDA also excludes stock based compensation. EBITDA and Adjusted EBITDA are intended to be a better represention of operating cash flow than net income.
Performance-based Annual Cash Bonus Program
Divestiture of Retail (FY21 only)	A measure of the timing and cash flows generated by the divestiture of the retail business.	The retail divestiture was an important strategic milestone for the Company.	Performance-based Annual Cash Bonus Program and Performance Stock Options
ERP Timing of Transition (FY21 only)	A measure related to the timing of the transition to the Company’s new ERP computer system.	The faster this transition to our new ERP system is complete, the sooner the Company can begin to derive the benefits associated with the new system.	Performance-based Annual Cash Bonus Program and Performance Stock Options
Tessco Website Performance (FY21 only)	Several measures are used to assess the performance of the Company’s website. These include: revenue booked on the site, repeat customers and new customer registrations.	The Company’s website, Tessco.com, is an important tool for customers to order product in a cost-effective manner.	Performance-based Annual Cash Bonus Program
Individual Performance Factor	Generally, a subjective assessment of the executive’s collaboration and ability to deliver bottom-line financial results.	This measure assesses alignment and accountability while adding an element of subjectivity and discretion.	Performance-based Annual Cash Program

How Compensation is Determined
Opportunity for Shareholder Feedback.   The Committee considered feedback from our shareholders regarding our executive compensation program. The advisory (non-binding) vote on our overall executive compensation policies and procedures first instituted in 2012 and continued in 2015, 2018 and annually thereafter, provides shareholders with an opportunity to communicate their views on our executive compensation program on a regular basis.
At our 2020 Annual Meeting of Shareholders, our shareholders voted to approve, on an advisory (non-binding) basis, the compensation paid to the Company’s NEOs for fiscal year 2020. We have considered this “2020 say-on-pay vote” and we believe that support from our shareholders for the 2020 say-on-pay vote proposal indicates that our shareholders are supportive of our overall approach to executive compensation. At our 2018 Annual Meeting of Shareholders, our shareholders voted on an advisory (non-binding) basis to hold “say-on-pay” votes each year and we accordingly, we will continue to hold this vote on executive compensation at the 2021 Annual Meeting of Shareholders.
Base Salary.   Base salary is the fixed component of the NEO’s annual cash compensation and is set with the goal of attracting talented executives and adequately compensating and rewarding them for services rendered during the fiscal year. The Committee periodically reviews base salaries for our NEOs on its own initiative and at the recommendation of the CEO. In reviewing base salaries, the Committee considers each NEO’s level of responsibility, the size and complexity of their business unit, changes in duties and responsibilities, the business and overall and business unit financial results, the relationship among base salaries paid to others within TESSCO, and knowledge of base salaries paid by peers to comparable executives.
Mr. Mukerjee’s base salary has been set by contract and cannot be reduced. No other NEO has a base salary set by contract.
Base salaries of each NEO for fiscal year 2021 are discussed below under the heading “Fiscal Year 2021 Executive Compensation”, and the actual salaries paid to each NEO for fiscal year 2021 are set forth in the “Summary Compensation Table” under the heading, “Salary”.
Performance-Based Annual Cash Bonus Program.   Cash bonus earning opportunities for each individual are expressed as a percentage of the actual base salary paid to the NEO during the fiscal year and are determined by the Committee. The percentages are determined by the Committee based upon the NEO’s job level and responsibilities and may vary for different officers or business units.
Early in each fiscal year, the Committee establishes specific performance objectives for the payment of cash bonuses for that year. The performance objectives for each year are aligned with Tessco’s growth and diversification strategies and have included: earnings per share, operating income, operating margin, non-concentrated net profit contribution, unit/segment results, customer growth, return on capital employed, productivity measurements (i.e. net income as a percentage of revenues), IT initiatives, strategic imperatives, and returns (i.e. return on assets). For fiscal year 2021, all performance objectives were annual targets. When establishing performance goals for a given period, the Committee reviews and discusses Tessco’s business and financial plans for that year and key underlying assumptions, expectations under then-existing and anticipated market conditions, and the opportunity to generate shareholder value. Based on these and other factors, the Committee establishes the performance targets for purposes of cash bonuses.
Generally, following the close of each fiscal year (or other measurement period when applicable), the Committee determines whether the performance objectives for the period have been achieved and evaluates and then rates the individual performance of each of the NEOs for purposes of cash bonuses. This individual rating may increase or decrease the final cash bonus amount for a NEO. The Committee evaluates each NEO’s leadership skills and contribution by considering a variety of factors, including collaboration within the organization and the individual’s ability to drive bottom-line results.
Also see the “Summary Compensation Table” included herein, under the heading “Non-Equity Incentive Plan Compensation”.
Performance Stock Award Program and other Equity Incentives.   The Committee believes that providing equity-based rewards to senior leaders and key contributors who are responsible for developing and successfully executing Tessco’s growth strategies is in the best interests of all shareholders. The Company had granted Performance Stock Units (“PSUs”) to its NEOs and other key contributors in each fiscal year, beginning in fiscal year 2005 and through fiscal year 2020. No PSUs were granted to NEOs in fiscal year 2021. Tessco’s Performance Stock Award Program is designed to reward the achievement of business objectives that benefit shareholders, and to help retain a successful and tenured management team. While the Committee believes equity-based compensation based on both performance and time-based metrics, like PSUs, may generally be more aligned with long-term shareholder interests than stock options, it believes that stock option grants to NEOs can also serve as an effective retention and recruiting tool, and as additional incentive for driving long-term stock price growth. Therefore, the Committee uses both and may emphasize either of these types of awards from time to time.
Similar to cash bonuses, the Committee establishes specific performance objectives for the earning of shares under PSU awards. While those goals need not be the same as those established for cash bonuses, they are generally established on the basis of the same criteria and after similar consideration. Generally, no shares are earned if the “threshold” is not met, and a maximum number of shares are earned if the “target” is met, all consistent with the desire of the Committee to incent the executive officers to increase earnings per share for the benefit of all shareholders. Shares earned upon the satisfaction of performance measures for the applicable period vest and are issued over a four-year period, provided that the executive remains employed by the Company at the respective vesting dates. As with cash bonuses, each executive officer’s performance is evaluated and rated by the Committee, and this rating may increase or decrease the final number of shares earned, but in no circumstances can the number of shares earned exceed the number of PSUs granted.
Similar to cash bonuses, following the close of each fiscal year for which PSUs are issued, the Committee determines whether and to what extent the performance thresholds have been met for PSU purposes. When considering whether earnings per share performance thresholds have been met, the Committee considers the impact of these awards and payments under cash bonuses and all other cash and equity reward programs.
The Compensation Committee has also utilized restricted stock awards and stock options as additional compensation for certain key executives when the Compensation Committee determines that the circumstances so warrant. Mr. Mukerjee was granted a stock option for 250,000 shares of our common stock shortly after commencement of his employment as CEO in August 2019. The use of stock options as a means of equity incentive compensation for NEOs and other senior executives has increased over the past several years, as compared to the previous decade or more. In fiscal year 2021, Mr. Mukerjee received stock options for 30,000 shares, Messrs. Franklin and Spitulnik received stock options for 20,000 shares and Messrs. Rein and Cawley received stock options for 15,000 shares. The exercise price for each of these options was equal to the trading price of our common stock on the respective grant dates. Historically, options have been granted with a maximum term of six years, although the 2019 Plan allows awards to have a term of up to ten years from the date of grant.
During fiscal year 2021, the Compensation Committee, with concurrence of the full Board, also granted performance-based stock options to Mr. Mukerjee (20,000) and to each of the other then current NEOs (10,000 each), except Ms. Robinson. These options would only be earned if certain performance — based metrics related to our Retail business divestiture and the Company’s IT system transition were satisfied by specified dates. Since neither of these metrics were satisfied by the specified dates, these stock options were not earned, and the underlying shares were therefore added back to the 2019 Plan.
In addition to PSUs and stock options, beginning in 2017, the Compensation Committee, with concurrence of the full Board, made single grants of restricted stock units, or RSUs, to each NEO, for varying numbers of shares of common stock. The number of shares earned under these RSUs is tied to the continuing declaration and payment of dividends on the common stock of the Company over the four-year period following the initial grant, and the RSUs generally cliff vest four years after grant. These RSUs create the potential for additional equity compensation to the recipient NEOs and further align the compensation of the NEOs with the Company’s dividend policy and the interests of its shareholders. All NEOs who currently remain employed by the Company received these RSUs and none were granted in fiscal year 2021.

Retirement and Other Benefits.   The key retirement and other benefits provided to our NEOs, where applicable, are described below.
•
Executive Life and Long-term Care Insurance.   NEOs, are provided life insurance benefits with coverage of between $250,000 and $500,000 ($1,000,000 for Mr. Mukerjee), including the option to accelerate up to 100% of this death benefit to be used for long-term care expenses.

•
Supplemental Long-Term Disability.   If a NEO should become disabled and unable to work for a period lasting more than 90 days, this benefit will provide an additional level of income not covered by our group long-term disability plan. The group long-term disability plan provides coverage for up to two-thirds of salary and bonus, up to a maximum base salary of $144,000. See the “Potential Payments Upon Termination or Change in Control” section below for details on each executive’s current disability coverage.

•
Excess Liability Insurance.   NEOs are provided with excess liability coverage of up to $10,000,000 for each of the NEOs.

•
401(k) Plan and Team Member Stock Purchase Plan. NEOs are also eligible to participate in our 401(k) and Team Member Stock Purchase Plan, which are both open to all employees.

Executive Perquisites.   The Committee believes that it has taken a conservative approach to perquisites. Each of the NEOs was the beneficiary of minor perquisites in fiscal year 2021, which totaled less than $10,000 for each. The Committee has considered these perquisites and has determined them to be reasonable and appropriate.
Fiscal Year 2021 Compensation
This section provides an explanation and analysis of the decision-making behind the compensation provided to NEOs for fiscal year 2021.
1.
Base Salary.   No NEO base salary was changed in fiscal year 2021. Messrs. Rein, Cawley and Spitulnik’s and Ms. Robinson’s base salaries remained at $345,000, $265,000, $275,000 and $275,000, respectively. Mr. Franklin was hired during fiscal year 2021 at a salary of $325,000. Prior to fiscal year 2022, Messrs. Rein and Spitulnik’s base salaries were last increased in fiscal year 2015. Mr. Cawley’s salary was set upon his appointment as a Senior Vice President in April 2019. Mr. Mukerjee’s salary was set at $550,000 upon his appointment as President and CEO in August 2019. Ms. Robinson’s base salary was last increased in fiscal year 2017. Mr. Spitulnik’s base salary was increased to $300,000 beginning in April 2021 (fiscal year 2022). The Committee believes that all NEO salaries are consistent with the Committee’s philosophy of weighting total compensation toward “at-risk” incentive compensation.

2.
Performance-based Annual Cash Bonuses.   At the beginning of fiscal year 2021, the Committee established various annual performance targets for purposes of a cash bonus plan. Cash bonus earning opportunities for each individual are expressed as a percentage of the actual base salary paid to the NEO during the fiscal year, and are determined by the Committee. These cash bonus earning opportunities for fiscal year 2021 were 100% for Mr. Mukerjee and 65% for Messrs. Cawley, Rein, Spitulnik and Franklin and Ms. Robinson. The earning opportunity for fiscal year 2022 remains the same for the currently employed NEOs.

For fiscal year 2021, cash bonuses were determined on the basis of EBITDA and operating income metrics, along with metrics related to the Company’s divestiture of its Retail business, its website performance and the timing of its ERP migration, for each NEO and an evaluation of individual performance. Each NEO’s individual performance was subjectively assessed by the Committee, with input from the CEO, where applicable, and assigned an individual performance factor between 0% and 125%. The individual performance factor was then multiplied by the output of the Company earnings per share performance component. Based on actual results in fiscal year 2021, minimum targets as set by the Compensation Committee for cash bonuses were not achieved, except for the metrics related to the retail divestiture. Accordingly, performance-based annual bonus for fiscal year 2021 were $171,875 for Mr. Mukerjee, $55,859 for Messrs. Spitulnik and Cawley, $76,700 for Mr. Franklin, $70,078 for Mr. Rein and $64,281 for Ms. Robinson.

3.
Stock Options.   During fiscal year 2021 the Committee granted stock options for 30,000 shares of our common stock to Mr. Mukerjee, 15,000 shares to each of Messrs. Cawley and Rein, and 20,000 shares to Mr. Spitulnik. Stock options have an exercise price equal to the grant date stock price, and those issued in fiscal 2021 have a term of six years after the issue date, and generally vest over a four-year period, but are subject to acceleration upon the occurrence of certain events.

4.
Performance-based Stock Option Awards.   For fiscal year 2021, the Committee granted NEOs, except for Ms. Robinson, performance-based stock option awards. Similar to cash bonuses, the Committee established specific performance objectives for the earning of these stock options, related to the timing of the Company’s Retail business divestiture and ERP migration. The Committee granted a performance-based stock option for 25,000 shares of our common stock to Mr. Mukerjee, and for 10,000 shares to each of Messrs. Cawley, Spitulnik, Franklin and Rein. Based on actual results in fiscal year 2021, minimum targets as set by the Compensation Committee for performance-based option awards were not achieved.

5.
Retirement and other Benefits.   The Committee has determined that providing retirement, severance and other benefits is necessary to remain competitive and to further the goals of the Committee in attracting, retaining and motivating executives who can significantly contribute to our short-term and long-term success, and to develop the overall talent of the Company. The NEOs are also eligible to participate in the same medical, dental and similar welfare benefit programs that are available to our other employees.

Tax Deductibility of Compensation
The Committee considers the anticipated tax treatment to the Company and to the NEOs when reviewing the executive compensation and other compensation programs. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Committee’s overall compensation philosophy and objectives. The Committee considers ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers in a manner commensurate with performance and the competitive environment for executive talent.
The Internal Revenue Code generally imposes a $1 million limit on the amount that a public company may deduct for compensation paid to individual NEOs. Previously, this limitation generally did not apply to compensation to certain NEOs that met certain requirements for “qualifying performance-based compensation.” The Committee had generally sought to structure, where practicable, performance-based compensation in a manner intended to satisfy the requirements for deductible compensation, but at the same time reserving the right to pay compensation that does not qualify as deductible. On December 22, 2017, the Tax Cuts and Jobs Act of 2017 was enacted, which, among other things, repealed the “qualifying performance-based compensation” exception described in this paragraph. Accordingly, we generally expect that any compensation paid to any NEO in excess of $1 million will not be deductible, unless we are able to qualify for an exception for qualifying compensation provided pursuant to a binding written contract with the NEO in effect as of November 2, 2017, and which is not materially modified.
The compensation that we pay to the NEOs is expensed in our financial statements as required by U.S. generally accepted accounting principles. As one of many factors, the Committee considers the financial statement impact in determining the amount of, and allocation among the elements of, compensation.
Risk Considerations
The Compensation and Audit Committees periodically consider the risks associated with the structure of the Company’s executive compensation plans. These committees regularly review the various compensation programs, identify plan design features that could potentially encourage imprudent risk taking for short-term gain, and assess the presence or absence of controls that mitigate potential risks. These committees believe that the Company’s overall control environment is strong and that our executive compensation programs have a number of risk mitigation factors, including:
•
The vast majority of our incentive compensation programs (cash and equity, but excluding non performance-based stock options) are based on the achievement of corporate-wide strategic and financial performance objectives;

•
A significant portion of executive compensation is comprised of equity awards that vest over an extended period, usually four years.

Based on this review, the Compensation and Audit Committees, with the concurrence of the full Board, believe that the risks associated with the Company’s compensation policies and practices are not reasonably likely to result in a material adverse effect on the Company.
Stock Plan
The Company’s 2019 Stock and Incentive Plan, or the “2019 Plan”, was adopted by our Board in June 2019 and by our shareholders at the 2019 Annual Meeting of Shareholders. The 2019 Plan succeeded our Third Amended and Restated 1994 Stock and Incentive Plan, or “the 1994 Plan”. No additional grants may be made under the 1994 Plan, although its terms remain applicable to awards previously made and remaining outstanding under the 1994 Plan. The Committee and the Board believe that the ability to offer equity compensation incentives to eligible participants, and particularly to our current and prospective senior management, is of paramount importance to our long-term success. The 2019 Plan provides for the grant or award to regular full-time employees (including officers) and non-employee directors of stock options, stock appreciation rights, restricted stock, restricted stock units and other performance awards, which may be denominated in shares of common stock or other securities of the Company.
The maximum number of shares of common stock with respect to which awards may be granted under the 2019 Plan is 1,787,187, subject to further adjustment from time to time to reflect future stock splits and other similar events. As of June 2, 2021, there were 303,279 shares of common stock available for future awards under the 2019 Plan. The shares of common stock underlying any awards granted under the 2019 Plan, or awards previously granted under the 1994 Plan, that either expire or are terminated or cancelled for any reason, without the issuance of the shares or payment in accordance with the terms of the corresponding award agreement, are returned to the pool of shares available for future awards under the 2019 Plan.
In addition, the Company maintains the Team Member Stock Purchase Plan. This plan permits eligible employees to purchase up to an aggregate of 450,000 shares of the Company’s common stock at 85% of the lower of the market price on the first day of a six-month period and the market price on the last day of that same six-month period. During fiscal year 2021, an aggregate of 40,493 shares were sold to employees under this plan. The number of shares of common stock available under this plan as of June 2, 2021 was 107,780.
Equity Compensation Plan Information
The following table sets forth information as of March 28, 2021, the last day of the Company’s fiscal year 2021, with respect to the 1994 Plan, the 2019 Plan and the Team Member Stock Purchase Plan.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,057,628(1)	$12.10(2)	651,885(3)

(1)
Includes an aggregate of 60,750 shares of common stock that comprise the non-vested portion of the restricted stock units, or RSUs, made to various non-employee directors and executives, an aggregate of 56,805 shares of restricted common stock made to various non-employee directors, an aggregate of 15,115 shares of common stock subject to issuance pursuant to performance stock units, or PSUs, and an aggregate of 924,958 shares of common stock subject to issuance pursuant to outstanding stock options, in each case granted pursuant to the 1994 Plan or the 2019 Plan. The 15,115 shares subject to issuance pursuant to PSUs have been earned and have been or will be issued ratably over the term of the corresponding PSU, on or about May 1, 2021 and 2022, as applicable. This amount does not reflect RSU, PSU and restricted stock grants made subsequent to our fiscal 2021 year end of 343,116 shares in the aggegate.
(2)
Does not reflect any impact for shares issuable pursuant to PSUs, RSUs or restricted stock, as these instruments do not include an exercise price. The above amount reflects the weighted averaged exercise price of the 924,958 stock options outstanding at the end of fiscal year 2021.

(3)
Includes 107,780 shares of common stock available for purchase under the Team Member Stock Purchase Plan and 544,105 shares remaining available for issuance pursuant to future awards under the 2019 Plan. This amount does not reflect RSU, PSU and restricted stock grants made subsequent to our fiscal 2021 year end of 343,116 shares in the aggegate.

Summary Compensation Table
The following table summarizes the compensation awarded to, earned by, or paid to the Company’s NEOs during fiscal years 2021, 2020, and 2019, as applicable.
Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation	Total(18)
Sandip Mukerjee President and CEO	2021 2020	550,000 334.231	— 318,892	115,800 435,000	171,875 250,673	54,054(4) 40,880(5)	891,729 1,379,676
Douglas A. Rein, Senior Vice President, Performance Systems and Operations	2021 2020 2019	345,000 345,000 345,000	— 40,925 77,900	59,400 66.470 37,600	70,078 — 69,396	17,439(6) 16,694(7) 16,855(8)	488,239 469,089 545,751
Aric M. Spitulnik, Senior Vice President, CFO and Corporate Secretary	2021 2020 2019	275,000 275,000 275,000	— 40,925 77,900	49,500 97.750 47,000	55,859 — 64,519	13,761(9) 13,661(10) 13,537(11)	397,798 427,336 477,959
Eddie Franklin, Senior Vice President, Sales	2021	295,000	—	59,922	76,700	15,990(12)	4450,490
Elizabeth S. Robinson, Senior Vice President, Retail and Mobility	2021 2020 2019	189,327 275,000 275,000	— 40,925 77,900	— 66,470 42,300	64,281 — 99,564	98,073(13) 13,725(14) 13,272(15)	351,681 396,120 508,036
Joseph M. Cawley Senior Vice President, Information Technology	2021 2020	265,000 263,846	— 40,925	49,500 66.470	55,859 —	13,350(16) 15,215(17)	383,709 386,456

(1)
This column represents the number of PSUs and RSUs granted for the corresponding measurement year, without regard to the number of PSUs actually earned or RSUs vested, multiplied by the grant date fair value (calculated as the closing price of our common stock as reported by Nasdaq on the date of grant minus the present value of dividends expected to be paid on the common stock before the PSU and RSU vest, because dividends or dividend-equivalent amounts do not accrue and are not paid on unvested PSUs and RSUs). The grant date fair value of PSUs for fiscal years 2020 and 2019 was $16.37 ($12.70 for Mr. Mukerjee) and $15.58, respectively. The grant date fair value of RSUs, which were granted in fiscal year 2020 only to Mr. Mukerjee was $12.70. These grant date fair value determinations were computed in accordance with FASB ACS Topic 718. In fiscal year 2020, no PSUs were earned and therefore no grant date value was actually earned. In fiscal year 2019, 62.5% of PSUs were earned and began vesting ratably in four annual installments beginning in May 2019. RSUs are earned on the basis of dividends declared and paid over a four-year period. For a discussion of the assumptions made in the valuation of these awards see Note 15 to the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2021. There were no stock awards for fiscal year 2021.

(2)
This column represents the aggregate grant date fair value of stock option awards, computed in accordance with FASB ACS Topic 718.

(3)
Represents cash bonuses paid pursuant to the Company’s cash bonus program. In the case of Mr. Mukerjee’s fiscal year 2020 bonus, this amount represents a minimum payment provided for under the terms of his employment agreement for fiscal year 2020. There is no minimum bonus included for any future fiscal years.

(4)
Represents $7,125 allocated to Mr. Mukerjee’s Retirement Savings Plan Account, $32,975 in premiums for supplemental life insurance and long-term care coverage, premiums of $11,318 for supplemental long-term disability coverage and $2,636 for excess liability coverage.

(5)
Represents $4,231 allocated to Mr. Mukerjee’s Retirement Savings Plan Account, $25,221 in premiums for supplemental life insurance and long-term care coverage and premiums of $11,318 for supplemental long-term disability coverage.

(6)
Represents $7,125 allocated to Mr. Rein’s Retirement Savings Plan Account, $5,170 in premiums for supplemental life insurance and long-term care coverage, $2,838 in premiums for supplemental long-term disability coverage and $2,306 for excess liability coverage.

(7)
Represents $7,000 allocated to Mr. Rein’s Retirement Savings Plan Account, $4,728 in premiums for supplemental life insurance and long-term care coverage, $2,832 in premiums for supplemental long-term disability coverage and $2,134 for excess liability coverage.

(8)
Represents $6,875 allocated to Mr. Rein’s Retirement Savings Plan Account, $5,171 in premiums for supplemental life insurance and long-term care coverage, $2,838 in premiums for supplemental long-term disability coverage and $1,971 for excess liability coverage.

(9)
Represents $6,764 allocated to Mr. Spitulnik’s Retirement Savings Plan Account, $3,565 in premiums for supplemental life insurance and long-term care coverage, premiums of $1,126 for supplemental long-term disability coverage, and $2,306 in premiums for excess liability coverage.

(10)
Represents $7,000 allocated to Mr. Spitulnik’s Retirement Savings Plan Account, $3,401 in premiums for supplemental life insurance and long-term care coverage, premiums of $1,126 for supplemental long-term disability coverage, and $2,134 in premiums for excess liability coverage.

(11)
Represents $6,875 allocated to Mr. Spitulnik’s Retirement Savings Plan Account, $3,565 in premiums for supplemental life insurance and long-term care coverage, premiums of $1,126 for supplemental long-term disability coverage, and $1,971 in premiums for excess liability coverage.

(12)
Represents $5,312 allocated to Mr. Franklin’s Retirement Savings Plan Account, $5,628 in premiums for supplemental life insurance and long-term care coverage, premiums of $2,744 for supplemental long-term disability coverage, and $2,306 in premiums for excess liability coverage.

(13)
Represents $6,726 allocated to Ms. Robinson’s Retirement Savings Plan Account, $3,283 in premiums for supplemental life insurance and long-term care coverage, premiums of $1,143 for supplemental long-term disability coverage, and $2,306 in premiums for excess liability coverage. Also includes $84,615 related to Ms. Robinson’s termination by the Company without cause in connection with the sale of certain retail assets to Voice Comm, LLC in December 2020.

(14)
Represents $7,000 allocated to Ms. Robinson’s Retirement Savings Plan Account, $3,448 in premiums for supplemental life insurance and long-term care coverage, premiums of $1,143 for supplemental long-term disability coverage, and $2,134 in premiums for excess liability coverage.

(15)
Represents $6,875 allocated to Ms. Robinson’s Retirement Savings Plan Account, $3,283 in premiums for supplemental life insurance and long-term care coverage, premiums of $1,143 for supplemental long-term disability coverage, and $1,971 in premiums for excess liability coverage.

(16)
Represents $6,017 allocated to Mr. Cawley’s Retirement Savings Plan Account, $3,176 in premiums for supplemental life insurance and long-term care coverage, premiums of $1,851 for supplemental long-term disability coverage, and $2,306 in premiums for excess liability coverage.

(17)
Represents $7,000 allocated to Mr. Cawley’s Retirement Savings Plan Account, $6,151 in premiums for supplemental life insurance and long-term care coverage, premiums of $1,851 for supplemental long-term disability coverage, and $2,134 in premiums for excess liability coverage.

(18)
In fiscal year 2021, the percentage of total salary and non-equity incentive plan compensation as a percentage of total compensation was 81% for Mr. Mukerjee, 84% for Mr. Rein, 84% for Mr. Spitulnik, 83% for Mr. Franklin and 84% for Mr. Cawley. In fiscal year 2020, the percentage of total salary and non-equity incentive plan compensation as a percentage of total compensation was, 66% for Mr. Mukerjee, 74% for Mr. Rein, 64% for Mr. Spitulnik, and 68% for Mr. Cawley. In fiscal year 2019, the percentage of total salary and non-equity incentive plan compensation as a percentage of total compensation was, 76% for Mr. Rein and 71% for Mr. Spitulnik.

Grants of Plan-Based Awards in Fiscal Year 2021
The following table provides information about cash and equity awards granted to or earned by the NEOs for fiscal year 2021. All of the equity grants have been made under either the 1994 Plan or the 2019 Plan. Grants of non-equity incentive plan awards are made under the Company’s Cash Bonus Plan.
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awarded (#)
Name	Award Type	Grant Date	Threshold	Target	Maximum	Threshold	Target	Grant Date Fair Value	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)		Grant Date Fair Value of Stock and Option Awards(2)
Sandip Mukerjee	Cash Bonus Perf. Stock Options Stock Options Stock Options	5/15/20 5/15/20 5/15/20 8/19/20	275,000	550,000	687,500				25,000 20,000 10,000	$ $ $	1.98 1.98 2.67	49,500 39,600 26,700
Douglas A. Rein	Cash Bonus Perf. Stock Options Stock Options	5/15/20 5/15/20 5/15/20	112,125	224,250	280,313				10,000 15,000	$ $	1.98 1.98	19,800 29,700
Aric M. Spitulnik	Cash Bonus Perf. Stock Options Stock Options	5/15/20 5/15/20 5/15/20	89,375	178,750	223,438				10,000 20,000	$ $	1.98 1.98	19,800 39,600
Eddie Franklin	Cash Bonus Perf. Stock Options Stock Options	5/15/20 5/15/20 4/30/20	95,875	191,750	239,688				10,000 20,000	$ $	1.98 2.15	19,800 43,000
Elizabeth S. Robinson	Cash Bonus	5/15/20	89,375	178,750	223,438
Joseph M. Cawley	Cash Bonus Perf. Stock Options Stock Options	5/15/20 5/15/20 5/15/20	86,125	172,250	215,313				10,000 15,000	$ $	1.98 1.98	19,800 29,700
(1)
Represents possible payouts under the annual cash bonus program for fiscal year 2021. See “Compensation Discussion and Analysis” for more information on the annual cash bonus program, including other incentive paid to NEOs during fiscal year 2021.

(2)
This column represents the aggregate grant date fair value for the award identified in the corresponding row computed in accordance with FASB ASC Topic 718, by multiplying by the number of PSUs or options covered by the applicable award by the grant date fair value per share.

Outstanding Equity Awards at 2021 Fiscal Year End
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)(1)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Sandip Mukerjee	99,163	150,837	$11.52	11/15/25	2,494(6)	16,506	18,605(3)	123,135
	—	20,000	$4.36	5/15/26
		10,000	$6.91	8/19/26
Douglas A. Rein	28,750	1,250	$14.75	5/10/23	936(2)	6,983
	20,000	—	$12.05	10/26/22	2,525(3)	18,837	1,475(3)	11,004
	20,000	—	$22.64	7/21/23	1,563(4)	11,660
	5,667	2,333	$17.55	5/10/24
	7,792	9,208	$18.03	5/10/25
	—	15,000	$4.36	5/15/26
Aric M. Spitulnik	28,750	1,250	$14.75	5/10/23	936(2)	6,983
	20,000	—	$12.05	10/26/22	4.419(3)	32,966	2,581(3)	19,254
	20,000	—	$22.64	7/21/23	1,563(4)	11,660
	7,083	2,917	$18.03	5/10/24
	11,458	13,542	$17.55	5/10/25
	—	20,000	$4.36	5/15/26
Eddie Franklin	—	20,000	$6.16	4/30/26
Joseph M. Cawley	9,375	625	$13.35	6/12/23	936(2)	6,983
	4,958	2,042	$17.55	5/10/24	2,525(3)	18,837	1,475(3)	11,004
	7,792	9,208	$18.03	5/10/25	1,250(4)	9,325
	—	15,000	$4.36	5/15/25
Elizabeth S. Robinson	—	—	—	—	—	—	—	—

(1)
Represents options issued during fiscal years 2021, 2020, 2019, 2018 and 2017, as applicable. The grant date for each option is the date six years prior to the expiration date. The exercise price was equal to the stock price on the date of the grant. The options vest 25% on the first anniversary of the grant date and then 1/36 each month for the next 3 years, subject to possible acceleration of vesting or forfeiture.

(2)
Relates to a PSU award made May 10, 2017 which was earned on the basis of fiscal 2018 performance and has a four-year vesting period. The remaining non-vested shares vested on or about May 1, 2021.

(3)
Relates to RSU awards granted August 8, 2017, which are earned over the four-year period following the date of grant where the percentage of shares earned is calculated by dividing the aggregate cumulative dividends declared and paid on Company common stock over that period by $3.20. Subject to certain exceptions, the RSUs, insofar as earned, do not vest, and no shares are issued, until the expiration of the four-year period, and only if the NEO then remains employed by the Company. As of fiscal 2021 year end, each of these RSUs was 63.1% earned but remain subject to vesting at the end of the four-year period.

(4)
Relates to a PSU award made May 10, 2018 which is earned on the basis of fiscal 2019 performance and has a four-year vesting period. The remaining non-vested shares will vest, (or have vested) ratably in equal annual installments on or about May 1 of each of 2021 and 2022.

(5)
Based on the closing price of TESSCO common stock as reported by Nasdaq on the last trading day of our fiscal year 2021, March 26, 2021 ($7.46).

(6)
Relates to an RSU award granted August 20, 2019, which is earned over the four-year period following the date of grant, where the percentage of shares earned is calculated by dividing the aggregate cumulative dividends declared and paid on Company common stock over that period by $3.20. Subject to certain exceptions, the RSUs, insofar as earned, do not vest and no shares are issued until the expiration of the four-year period, and only if the NEO then remains employed by the Company. As of fiscal 2021 year end, each of these RSUs was 13.1% earned but remain subject to vesting at the end of the four-year period.

Option Exercises and Stock Vested for Fiscal Year 2021
The following table summarizes the vesting of stock awards for each of the NEOs during fiscal year 2021. No options were exercised by any of the NEOs during fiscal year 2021.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(1)(2)
Sandip Mukerjee	—	—
Douglas A. Rein	1,719	7,495
Aric M. Spitulnik	1,719	7,495
Eddie Franklin	—	—
Elizabeth S. Robinson	—	—
Joseph M. Cawley	1,563	6,815

(1)
Reflects shares of common stock related to PSU awards made May 10, 2017 and May 10, 2018. In accordance with the terms of the applicable PSU award, these shares vested May 15, 2020, when the closing market price of our common stock as reported by Nasdaq was $4.36 per share.

(2)
Reflects the grant date fair value of the aggregate number of shares of common stock issued on the vesting date.

Nonqualified Deferred Compensation for Fiscal Year 2021
We do not offer a nonqualified deferred compensation plan to our NEOs.
Employment Agreements/Payments upon Termination or Change in Control
The information contained in this section details the estimated incremental value transfer that a NEO would receive in various scenarios relating to a termination of employment or a change in control. All payments that would be made to any NEO assume that the triggering event occurred as of March 28, 2021, the last day of our fiscal year 2021, unless otherwise noted. The value of stock transactions discussed below have been calculated using a price of $7.46, the closing price of our stock as reported by Nasdaq on March 26, 2021, the last trading day prior to the end of our 2021 fiscal year on March 28, 2021. The actual amounts that would be paid to any NEO can only be determined at the time and based upon the circumstances of an actual termination of employment and would vary from those listed below. This section does not address compensation that is unaffected by these various scenarios. Certain of the terms used below, such as “good reason”, “disability”, “cause” and others, may be defined under the terms of the applicable employment agreements or other contracts between the Company and the applicable officer. Ms. Robinson was not employed by the Company on March 28, 2021 and, therefore, would have received no additional value transfer upon a change in control on that date.
Mr. Mukerjee
The termination or separation of the employment of Mr. Mukerjee is governed in part by an Employment Agreement, dated as of August 20, 2019. The discussion appearing below details the benefits and timing of payouts associated with each termination of employment noted in the agreement, and under the applicable PSU awards, stock options and other arrangements, as of March 28, 2021, the last day of our fiscal year 2021. In addition, Mr. Mukerjee is entitled to base salary and other compensation earned then to date but not yet paid. The discussion below is qualified in its entirety by the terms of the Employment Agreement and the applicable award agreements.
Termination by the Company without cause or resignation by Mr. Mukerjee for good reason not in connection with or following a Change in Control.
•
Two times Mr. Mukerjee’s current base salary (currently $550,000) paid in equal installments over a twelve-month period.

•
Full vesting of all shares earned under prior fiscal year PSU awards, without regard to the otherwise applicable requirement of continued employment by or affiliation with the Company (none as of March 29, 2020).

•
Vesting of all shares earned to date under Mr. Mukerjee’s RSUs, calculated on the basis of the amount of dividends declared and paid since the grant of the RSUs divided by $3.20. This represents 2,494 shares having a value of $18,605.

•
Any accrued bonus at the date of termination ($171,875 for fiscal year 2021).

•
Mr. Mukerjee would be entitled to exercise the stock option granted to him near the commencement of his employment for up to 250,000 shares to the same extent that such options would have been exercisable on the termination date, for a period of three months thereafter (but in no event later than the option expiration date). The intrinsic value of these currently exercisable stock options (with an exercise price of $11.52 per share which is higher than $5.60, the closing price of our stock as reported by Nasdaq on March 26, 2021, the last trading day prior to the end of our fiscal year on March 28, 2021), would be $0.

•
If Mr. Mukerjee elects continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), with respect to the Company’s group health plan, the Company will continue to pay its then-current portion of the cost of such coverage, for a period of one (1) year following the termination date.

Termination due to Mr. Mukerjee’s death or disability.
•
Full vesting of all shares earned under all PSU awards, without regard to the otherwise applicable requirement of continued employment by or affiliation with the Company (none as of March 29, 2020).

•
Vesting of all shares earned to date under Mr. Mukerjee’s RSU award, calculated on the basis of the amount of dividends declared and paid since the grant of the RSUs divided by $3.20. This represents 2,494 shares having a value of $13,966.

•
Any accrued bonus at the date of termination ($250,673 for fiscal year 2020).

•
In the event of his death, his designated beneficiary will receive $1,000,000 in life insurance benefits or long-term care.

•
Disability benefits under a supplemental disability policy until he reaches age 65 at an amount equal to 65% of current base salary.

•
Mr. Mukerjee would be entitled to exercise stock options to the same extent that such options would have been exercisable on the termination date, for a period of twelve months thereafter (but in no event later than the option expiration date). Mr. Mukerjee currently has no exercisable stock options.

Upon a Change in Control
•
If the employment of Mr. Mukerjee is terminated by the Company (or its successor) without cause or by him upon resignation for good reason, or upon death or disability, in either case following a change in control, he is entitled to be paid the same cash amounts, and to continued COBRA benefits, as are described above as payable or available upon termination without cause or for good reason and not in connection with or following a change in control.

•
Upon a change in control, Mr. Mukerjee would be entitled to full vesting of all shares earned under all prior fiscal year PSU awards, without regard to the otherwise applicable requirement of continued employment by or affiliation with the Company (none as of March 28, 2021).

•
Upon a change in control, all shares earned to date under the restricted stock unit award granted to Mr. Mukerjee, calculated on the basis of the amount of dividends declared and paid since the grant of the RSUs divided by $3.20, will vest. This represents 2,494 shares having a value of $13,966.

•
Upon a change in control, Mr. Mukerjee would be entitled to exercise stock options to the same extent as such options would have then otherwise been exercisable, except that, in the case of a termination of his employment by the Company without cause or by Mr. Mukerjee for good reason, or in the event an equivalent replacement option is not provided to him if the Company is not the survivor, in each case in connection with or within one year following a change in control, the unvested portion (150,837 shares as of March 28, 2021) of the option granted to him for 250,000 shares following the commencement of his employment will accelerate and become fully exercisable. The total intrinsic value of this stock option that would then vest (with an exercise price of $11.52 per share, which is higher than $7.46, the closing price of our stock as reported by Nasdaq on March 26, 2021, the last trading day prior to the end of our fiscal year on March 28, 2021), would be $0 if exercised upon acceleration following a change in control and termination of Mr. Mukerjee ‘s employment without cause or by him for good reason.

•
Also upon a change in control, all other outstanding stock options held by Mr. Mukerjee would vest and become exercisable. This means that the unvested portion (20,000 shares) of stock options for 20,000 shares of common stock with an exercise price of $4.36 per share and the unvested portion (10,000 shares) of stock options for 10,000 shares of common stock with an exercise price of $6.91 per share, would vest. The intrinsic value of these accelerated vested stock options, measured by the difference of the exercise price of all outstanding stock options more than $7.46, the closing price of our stock as reported by Nasdaq on March 26, 2021, the last trading day prior to the end of our fiscal year on March 28, 2021, and $7.46, would be $67,500.

Except with regard to the outstanding options, PSU and RSU awards, in order for Mr. Mukerjee to receive the benefits discussed above related to a termination by the Company without cause or a resignation by Mr. Mukerjee for good reason and to a termination due to a change in control or a resignation for good reason following a change in control, Mr. Mukerjee is required to sign and deliver a release. Mr. Mukerjee would also be restricted from competing against the Company and from soliciting certain Company employees for approximately one year.
Messrs. Cawley, Rein, Spitulnik and Franklin
The termination or separation of the employment of Messrs. Cawley, Rein, Franklin and Spitulnik, are governed in part by similar but not identical Severance and Restrictive Covenant Agreements, dated as of April 26, 2019, February 2, 2009, May 1, 2020 and May 27, 2014, respectively. The discussion appearing below details the benefits and timing of payouts associated with each termination of employment noted in those agreements, and under the applicable PSU and RSU awards, stock options and other arrangements. In addition, each NEO is entitled to base salary and other compensation earned then to date but not yet paid. The discussion below is qualified in its entirety by the terms of the applicable Severance and Restrictive Covenant Agreement.
Termination by the Company without cause or resignation of the NEO for good reason.
•
For Mr. Rein, a severance payment of 1.65 times base salary, for Messrs. Spitulnik and Franklin, a severance payment equal to 1.0 times base salary plus any accrued bonus for the fiscal year, and for Mr. Cawley, a severance payment equal to 0.5 times base salary plus any accrued bonus for the fiscal year. For Mr. Rein, this equals $569,250; for Mr. Spitulnik this equals $275,000 plus accrued bonus ($55,859 at March 28, 2021); for Mr. Franklin, this equals $325,000 plus accrued bonus ($59,922 at March 28, 2021); for Mr. Cawley this equals $132,500 plus accrued bonus ($55,859 at March 28, 2021). Messrs. Rein, Franklin and Spitulnik’s severance payments would be paid in twelve consecutive equal monthly installments. Mr. Cawley’s severance payments would be paid in six consecutive equal monthly installments.

•
If the NEO elects continuation health insurance coverage under COBRA, the NEO would pay the then-current portion of the cost of such coverage that would be payable by the Company’s similarly situated active employees and the Company shall pay the balance of coverage for approximately one year.

•
Full vesting of all shares earned under all fiscal year 2020 and earlier PSU awards, without regard to the otherwise applicable requirement of continued employment by or affiliation with the Company. Messrs. Rein and Spitulnik, each held earned PSUs for 2,499 shares having a value of $18,643 each. Mr. Cawley held earned PSUs for 2,186 shares having a value of $16,308. Mr. Franklin has not been granted any PSU awards.

•
Vesting of all shares earned to date under each NEO’s RSU award, calculated on the basis of the amount of dividends declared and paid since the grant of the RSUs divided by $3.20. This represents 4,419 shares having a value of $32,966 for Mr. Spitulnik and for Messrs. Cawley and Rein, 2,525 shares having a value of $18,837.

•
The NEO is entitled to exercise stock options to the same extent that such options would have been exercisable on the termination date for a period of not more than 90 days thereafter (but in no event later than the option expiration date). For Mr. Rein this means stock options exercisable for 82,209 shares, for Mr. Spitulnik, stock options exercisable for 87,291 shares, for Mr. Cawley, stock options exercisable for 22,125 shares, and for Mr. Franklin, no stock options are exercisable. Since the exercise price of all exercisable outstanding stock options is more than $7.46, the closing price of our stock as reported by Nasdaq on March 26, 2021, the last trading day of our fiscal year, there would have been no intrinsic value for these stock options as of March 28, 2021.

Termination due to the NEO’s death or disability.
•
Full vesting of all shares earned under all fiscal year 2020 and earlier PSU awards, without regard to the otherwise applicable requirement of continued employment by or affiliation with the Company. Messrs. Rein and Spitulnik, each held earned PSUs for 2,499 shares having a value of $18,643 each.

Mr. Cawley held earned PSUs for 2,186 shares having a value of $16,308. Mr. Franklin has not been granted any PSU awards.
•
Vesting of all shares earned to date under each NEO’s RSU award, calculated on the basis of the amount of dividends declared and paid since the grant of the RSUs divided by $3.20. This represents 4,419 shares having a value of $32,966 for Mr. Spitulnik and for Messrs. Cawley and Rein, 2,525 shares having a value of $18,837.

•
For Messrs. Cawley, Spitulnik and Franklin, any accrued bonus for the fiscal year, which was equal to $55,859, $55,859 and $59,922, respectively.

•
In the event of the NEO’s death, the NEO’s designated beneficiary will receive $500,000 in life insurance benefits.

•
Disability benefits under a supplemental disability policy cover each NEO until they reach age 65 at an amount equal to their current base salary plus the average of the previous 2 years variable income.

•
The NEO is entitled to exercise stock options to the same extent that such options would have been exercisable on the termination date for a period of one year thereafter (but in no event later than the option expiration date). For Mr. Rein this means stock options exercisable for 82,209 shares, for Mr. Spitulnik, stock options exercisable for 87,291 shares, for Mr. Cawley, stock options exercisable for 22,125 shares, and for Mr. Franklin, no stock options are exercisable. Since the exercise price of all exercisable outstanding stock options is more than $7.46, the closing price of our stock as reported by Nasdaq on March 26, 2021, the last trading day of our fiscal year, there would have been no intrinsic value for these stock options as of March 28, 2021.

Upon a Change in Control.
•
If the employment of Messrs. Cawley, Rein, Franklin or Spitulnik is terminated by the Company without cause or by the executive upon resignation for good reason, or upon death or disability, in either case following a change in control, each is entitled to be paid the same cash amounts, and entitled to continued COBRA benefits, as are described above as payable or available upon termination without cause or for good reason. All severance payments would be paid in consecutive equal monthly installments.

•
Upon a change in control all shares earned under all prior fiscal year PSU awards (fiscal year 2019 and 2018, as applicable) will vest, without regard to the otherwise applicable requirement of continued employment by or affiliation with the Company. Messrs. Rein and Spitulnik held earned PSUs for 2,499 shares having a value of $18,643 each. Mr. Cawley held earned PSUs for 2,186 shares having a value of $16,308.

•
Upon a change in control, all shares earned to date under each NEO’s RSUs, calculated on the basis of the amount of dividends declared and paid since the grant of the RSUs divided by $3.20, will vest. This represents 4,419 shares having a value of $32,966 for Mr. Spitulnik, and for Messrs. Cawley and Rein, 2,525 shares having a value of $18,837.

•
If the employment of Messrs. Cawley, Rein, Franklin or Spitulnik is terminated upon a change in control, all outstanding stock options held by the respective NEOs would vest and become exercisable. For Mr. Rein, this means that the unvested portion (15,000 shares) of stock options for 15,000 shares of common stock with an exercise price of $4.36 per share, the unvested portion (7,792 shares) of stock options for 17,000 shares of common stock with an exercise price of $18.03 per share, the unvested portion (1,250 shares) of stock options for 30,000 shares of common stock with an exercise price of $14.75 per share, and the unvested portion (2,333 shares) of stock options for 8,000 shares of common stock an exercise price of $17.55 per shares would vest. For Mr. Spitulnik, this means that the unvested portion (20,000 shares) of stock options for 20,000 shares of common stock with an exercise price of $4.36 per share, the unvested portion (13,542 shares) of stock options for 25,000 shares of common stock with an exercise price of $18.03 per share, the unvested portion (1,250 shares) of stock options for 30,000 shares of common stock with an exercise price of $14.75 per share, and the unvested portion (2,917 shares) of stock options for 10,000 shares of common stock with an exercise price of $17.55 per shares would vest. For Mr. Franklin, the unvested portion (20,000 shares) of stock options for 20,000 shares of common stock with an exercise price of $6.16 would vest. For Mr. Cawley, the unvested portion (15,000 shares) of stock options for 15,000 shares of common stock with an exercise price of $4.36 per share, the unvested portion (625 shares) of stock options for 10,000 shares of common stock with an exercise price of $13.35, the unvested portion (2,042 shares) of stock options for 7,000 shares of common stock with an exercise price of $17.55, and the unvested portion (9,208 shares) of stock options for 17,000 shares of common stock with an exercise price of $18.03 per share. The intrinsic value of the accelerated vested stock options, measured by the difference of the exercise price of all outstanding stock options more than $7.46, the closing price of our stock as reported by Nasdaq on March 26, 2021, the last trading day prior to the end of our fiscal year on March 28, 2021, and $7.46, would be $46,500 for Mr. Rein, $62,000 for Mr. Spitulnik, $26,000 for Mr. Franklin and $46,500 for Mr. Cawley. If an option is assumed in or otherwise survives a change in control and employment is not terminated, the option may not vest and become exercisable, in which case the above-described value transfer may not occur.
Resignation without good reason, termination by the Company for cause or retirement.
•
For Messrs. Cawley, Franklin and Spitulnik, any accrued bonus for the fiscal year, which was equal to $55,859, $55,859 and 59,922, respectively.

•
The NEO would not otherwise be entitled to any incremental value transfer. Additionally, the NEO would not be entitled to receive any shares under outstanding PSUs, including earned but non-vested shares, and all stock options would terminate.

Except with regard to the outstanding options, PSU and RSU awards, in order for the NEO to receive the benefits discussed above related to a termination by the Company without cause or a resignation by the NEO for good reason and to a termination due to a change in control or a resignation for good reason following a change in control, the NEO is required to sign and deliver a release to the Company releasing the Company from all claims. The NEO would also be restricted from competing against the Company and from soliciting certain Company employees for approximately one year.
CEO Pay Ratio
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC has adopted a final rule requiring annual disclosure of the ratio of the median employee’s annual compensation to the annual compensation of the CEO. As required, we are including this disclosure beginning with this Proxy Statement.
The median employee was identified from all full-time and part-time employees (including seasonal and temporary employees), excluding the CEO, who were employed by the Company on March 28, 2021. We selected March 28, 2021, which is within the last three months of fiscal year 2021, as the date upon which we would identify the median employee.
The median employee compensation was determined using total cash compensation, consisting of base salary, overtime pay and cash bonus. Compensation was measured over the previous 12-month period. We do not broadly provide equity compensation to our employees, so excluding equity did not affect the median employee identification. Wages were annualized for our employees who did not work the entire calendar year.
Mr. Mukerjee, who was serving as the CEO on March 28, 2021, had 2021 annual total compensation of $891,729 as reflected in the Summary Compensation Table included in this Proxy Statement. The median employee’s annual total compensation for 2021 that would be reportable in the Summary Compensation Table was $54,475. As a result, the CEO pay ratio is 16:1.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is comprised solely of directors who are “independent” within the meaning of the United States Securities and Exchange Commission rules and Nasdaq Rules 5605(a)(2) and 5605(c)(2). The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available for review on our Website (www.tessco.com) under the heading “Investors.” The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.
As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Ernst & Young LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”).
The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee’s members in business, financial and accounting matters.
The Audit Committee has an agenda for the year that includes reviewing the Company’s financial statements, internal control over financial reporting and disclosure and audit matters. The Audit Committee also monitors the activities and performance of the Company’s external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee has ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm.
In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by Ernst & Young LLP. Pre-approval includes audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval, related to a particular defined task or scope of work and subject to a specific budget. In other cases, the Chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve additional services, and the Chairman then communicates such pre-approvals to the full Audit Committee. See “Principal Accountant Fees and Services” for more information regarding fees paid to Ernst & Young LLP for services in fiscal years 2021 and 2020.
The Audit Committee meets each quarter with Ernst & Young LLP and management to review the Company’s interim financial results before the publication of our quarterly earnings press releases. The Audit Committee also meets at other times throughout the year as needed. During fiscal year 2021, the Audit Committee met five times. Management’s and the independent registered public accounting firm’s presentations to and discussions with the Audit Committee cover various topics and events that may have significant financial impact and/or are the subject of discussions between management and the independent firm. In addition, the Audit Committee generally oversees internal compliance programs. In accordance with law, the Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by Company team members, received through established procedures, of any concerns regarding questionable accounting or auditing matters.
This report confirms that the Audit Committee has: (i) reviewed and discussed the audited financial statements for the year ended March 28, 2021 with management and the Company’s independent registered public accounting firm (Ernst & Young LLP); (ii) discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board, or the “PCAOB”; (iii) reviewed the written disclosures and letters from Ernst & Young LLP as required by the rules of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence; and (iv) discussed with Ernst & Young LLP their independence from the Company.
The Company’s independent registered public accounting firm for fiscal year ended March 28, 2021, Ernst & Young LLP, also provided the Audit Committee with the written disclosures and letter required by PCAOB Ethics and Independence Rule 3526, “Communications with Audit Committees Concerning Independence” and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.
Following the Audit Committee’s discussions with management and the independent auditor, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2021.
Respectfully,
Jay G. Baitler. (Chair)
Timothy Bryan.
Paul J. Gaffney
As of June 17, 2021

OTHER INFORMATION RELATING TO OUR DIRECTORS AND EXECUTIVE OFFICERS AND RELATED SHAREHOLDER MATTERS
Compensation Committee Interlocks and Insider Participation
There are no “interlocks” (as defined by the rules of the Securities and Exchange Commission (the “SEC”) with respect to any member of the Compensation Committee of the Board of Directors, which is currently comprised of Mr. Baitler, and Mses. Dismore and McLean, and the Compensation Committee consists entirely of independent, non-employee directors who have never been employees of the Company. None of the members of the Compensation Committee had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K. No executive officer of the Company during fiscal year 2021 served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, or as a director of another entity, where one of the other entity’s executive officers served on the Compensation Committee of the Company or as a director of the Company.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to our team members, including all of our officers and directors, and particularly our Chief Executive Officer, Chief Financial Officer, principal accounting officer and other persons performing similar functions. This code is available on our Website (www.tessco.com) under the heading “Investors.” We will promptly disclose on our Website any amendments to, and waivers from, our code of business conduct and ethics, if and when required.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, executive officers, and persons who own more than 10% of our common stock to file reports of their ownership and changes in ownership of our common stock with the SEC. Our employees prepare these reports for our directors and executive officers on the basis of information obtained from them and from the Company’s records. Based on information available to us during fiscal year 2020, we believe that all applicable Section 16(a) filing requirements were met, except for one late Form 4 filing for Mr. Gaffney.
Certain Relationships and Related Transactions
Our Audit Committee is charged with monitoring and reviewing issues involving potential conflicts of interest, and reviewing and approving all related party transactions. While the Company currently does not have a written policy regarding the review, approval or ratification of related party transactions, the Board and the Audit Committee look to the rules of Nasdaq and of the SEC to determine what transactions may be considered to be of concern and apply these rules as the standard to determine whether a transaction or relationship would be permitted. Detailed questions are posed annually to the executive officers of the Company and to all members of the Board which require disclosure of any relationship or transaction that may be a related party transaction. These questionnaire responses are reviewed by management and disclosures are analyzed and reported to the entire Board. Potential issues are investigated. Related person transactions, if any, would be reviewed for the determination made by the Board annually that certain members of the Board are independent.
We did not pay any material underwriting discounts or commissions to a related person serving as a principal underwriter.
Shareholder Proposals for the 2022 Annual Meeting
Pursuant to Rule 14a-8 under the Exchange Act, some shareholder proposals may be eligible for inclusion in our 2021 proxy statement. These shareholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), to our principal executive offices, in care of our Corporate Secretary, at the address set forth on the first page of this Proxy Statement. Failure to deliver a proposal in accordance with this procedure may result in the proposal not being deemed timely received.

We must receive all submissions no later than the close of business on February 17, 2022, unless the date of our annual meeting in 2022 is changed by more than thirty days from the date of our 2021 Annual Meeting.
In addition, under our bylaws, any shareholder who intends to nominate a candidate for election to our Board, or to propose business, at an annual meeting must give notice to our Corporate Secretary, at the address set forth on the first page of this proxy statement, no less than 120 days prior to the anniversary of the date of the mailing of the prior year proxy statement (or 90 days in the case of a shareholder notice of business to be brought before the meeting but not sought to be included in the Company’s proxy statement) unless the date of the meeting is changed by more than thirty (30) days from the date of the prior year’s annual meeting, in which case, to be timely, notice must be delivered no less than ninety (90) days prior to the newly announced date that the Company will mail its proxy statement. Our bylaws also specify information regarding the business to be brought before the meeting and the shareholder proposing such business, and information regarding the nominee, that must be provided in or together with the notice in order for it to be considered properly given. Accordingly, if a shareholder intends to nominate a director for election at the 2022 Annual Meeting, or if a shareholder desires to bring business before the 2022 Annual Meeting which is also to be included in our proxy statement for that meeting, notice from the shareholder so providing must be received by the Corporate Secretary at the address set forth on the first page of this Proxy Statement by no later than February 17, 2022, unless the date of the meeting is changed by more than thirty (30) days from the date of the 2021 Annual Meeting. We will not entertain any nominations or business at an Annual Meeting that do not meet the requirements set forth in our bylaws. We also reserve the right to omit from our proxy statement any shareholder proposal or business that we are not required to include under the Exchange Act, including Rule 14a-8, or otherwise. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such matter or nomination.
Available Information
The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by the Company may be inspected without charge and copies obtained upon payment of prescribed fees from the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 100 F Street, NE, Washington, D.C. 20549, or by calling the SEC at 1-800-SEC-0330, or by way of the SEC’s Internet address, (www.sec.gov).
The Company will provide without charge to each shareholder, upon the written request of such person, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the SEC for the fiscal year ended March 28, 2021. Written requests for a copy of the Company’s Annual Report on Form 10-K should be directed to Aric M. Spitulnik, Corporate Secretary, 11126 McCormick Road, Hunt Valley, Maryland 21031.
By Order of the Board of Directors,
Aric M. Spitulnik
Corporate Secretary
June 17, 2021

The Board of Directors recommends a vote “FOR” all nominees named in Proposal No. 1, “FOR” Proposal No. 2 and “FOR” Proposal No. 3.1.Proposal No. 1. To elect the seven director nominees listed in our 2021 Proxy Statement, to serve until the 2022 annual meeting ofshareholders and until their respective successors are duly elected and qualified.01 Timothy Bryan05 Vernon L. Irvin Vote FOR all nominees Vote WITHHELD02 Steven T. Campbell06 Kathleen McLean(except as marked)from all nominees03 Stephanie Dismore07 Sandip Mukerjee 04 Paul J. Gaffney(Instructions: To withhold authority to vote for any indicated nominee, mark the box above “Vote FOR all nominees (except as marked)” and write the number(s) of the nominee(s) for whom votes are withheld in the box provided to the right.)2.Proposal No. 2. To ratify the appointment of Ernst & Young LLP as theCompany’s independent registered public accounting firm for fiscal year 2022. For Against Abstain3.Proposal No. 3. To consider and approve, by an advisory (non-binding) vote,the compensation of our named executive officers for the fiscal year 2021. For Against AbstainThe proxies named herein are hereby authorized to vote in their discretion upon any other matter which may properly come before the Annual Meeting or any adjournment or postponement thereof, including any proposal presented for any adjournment of the meeting.The undersigned hereby acknowledge receipt of the Notice of 2021 Annual Meeting of Shareholders, the Proxy Statement, and the Company’s Annual Report on Form 10-K for fiscal year 2021. The undersigned hereby revokes all proxies heretofore given for said meeting or any adjournment or postponement thereof.Date _____________________________________Signature(s) in BoxPlease sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, adminis trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.Please fold here – Do not separateTO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.Address Change? Mark box, sign, and indicate changes below: Shareowner ServicesP.O. Box 64945St. Paul, MN 55164-0945

TESSCO TECHNOLOGIES INCORPORATEDANNUAL MEETING OF SHAREHOLDERSDate: Wednesday, July 28, 2021Time: 4:00 p.m., Eastern TimeVirtual Meeting Access: The Annual Meeting will be held exclusively via audio webcast in a virtual meeting format.To register for the virtual meeting along with voting your shares, please follow the instructions below:•Visit www.proxydocs.com/TESS on your smartphone, tablet or computer.•As a shareholder, you will then be required to enter your control number which is located in the upper righthand corner on the reverse side of this proxy card.•After registering, you will receive a confirmation email and an email approximately 1 hour prior to the start ofthe meeting at the email address you provided during registration, with a unique link to the virtual meeting.While we ask that you vote in advance, either by telephone, internet or phone, once admitted to the virtualmeeting, a properly registered record holder may vote at the virtual meeting.proxy The undersigned hereby appoints SANDIP MUKERJEE and ARIC M. SPITULNIK, and each of them, with full power of substitution to each, as proxy, to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of TESSCO Technologies Incorporated to be held Wednesday, July 28, 2021 at 4:00 p.m., Eastern Time, and at any adjournment or postponement thereof. The Annual Meeting will be held solely by means of remote communication in a virtual format. To be admitted to the meeting, you will need to follow the instructions above regarding and under the heading “Virtual Meeting Access.” THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY SENDING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY TIMELY PROVIDING A LATER-DATED PROXY OR BY ATTENDING REMOTELY AND VOTING AT THE MEETING. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE PERSON SIGNING IT. IF NO DIRECTION IS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES NAMED FOR ELECTION AS DIRECTORS, “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2022, AND “FOR” APPROVAL ON AN ADVISORY BASIS OF THE NAMED EXECUTIVE OFFICER COMPENSATION FOR FISCAL YEAR 2021, AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. For shares held in TESSCO Technologies Incorporated employee benefit plans: This card also constitutes voting instructions to the trustees or administrators, as applicable, of certain of TESSCO Technologies Incorporated’s employee benefit plans to vote shares attributable to accounts the undersigned may hold under such plans as indicated on the reverse of this card. If no voting instructions are provided, such shares will be voted in accordance with the provisions of the respective plans. For shares held in TESSCO Technologies Incorporated’s employee benefit plans, the deadline for submitting voting instructions is 11:59 p.m. (Central Time) on July 23, 2021. For other record holders, the polls for voting will close at the appropriate time during the Annual Meeting. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.:(* INTERNET/MOBILEPHONEMAILwww.proxypush.com/tess1-866-883-3382Mark, sign and date your proxyUse the Internet to vote your proxy.*Use a touch-tone telephone tocard and return it in thevote your proxy.*postage-paid envelope provided in time to be received by July 27, 2021.If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.*For shares held in TESSCO Technologies Incorporated employee benefit plans,the deadline for submitting instructions is 11:59 p.m. (Central Time) on July 23, 2021.